UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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USA TRUCK INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
3200 Industrial Park Rd, Van Buren, Arkansas 72956

To Our Stockholders:

We are pleased to invite you to join us for our 2022 Annual Meeting of Stockholders.	DATE & TIME	LOCATION	RECORD DATE
	Wednesday, May 18, 2022, at 9:00 a.m., CDT	7240 North Interstate 35E Waxahachie, TX 75165	March 25, 2022

At the meeting, you will be asked to vote on the following proposals.

Items of Business:		Board Recommendation	Page
1	Election of two (2) Class III directors for a term of office expiring at the 2025 Annual Meeting.	FOR each director nominee	7
2	Advisory approval of the Company’s executive compensation.	FOR	51
3	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2022.	FOR	53
4	Approval of the Third Amendment to the Incentive Plan.	FOR	54

The Company’s Proxy Statement is submitted herewith.  The approximate date on which the Company’s Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 11, 2022.  The Annual Report for the year ended December 31, 2021, is being mailed to stockholders contemporaneously with the mailing of this Notice and Proxy Statement.  Except to the extent it is incorporated by specific reference, the enclosed copy of our 2021 Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

We have elected to provide access to our proxy materials both by:

●	sending you this full set of proxy materials, including a proxy card; and
●	notifying you of the availability of our proxy materials on the Internet.

This Notice of Meeting, Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2021, are available online and may be accessed at http://www.cstproxy.com/usa-truck/2022.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

annual meeting.

YOUR VOTE IS IMPORTANT.

To ensure your representation at the annual meeting, you are requested to promptly date, sign and return the accompanying proxy in the enclosed envelope.  Returning your proxy now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so.  The prompt return of your proxy may save us additional expenses of solicitation.

If you choose to vote using the Internet, please refer to the specific instructions on the proxy card.  If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.

Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

Mail Internet

By order of the Board of Directors

/s/ Charles Lane

Secretary

3200 INDUSTRIAL PARK ROAD
VAN BUREN, ARKANSAS 72956

MESSAGE FROM OUR CEO

To My Fellow Stockholders,

2021 was the best year of results in the history of USA Truck. By almost any measure – revenues, load count, profits, or returns – we have continued to make progress as we strive each day to become better performers and a better investment.

Those who have followed our story know that these results are the culmination of years of intentional management, a clear strategy, and focused execution that we outlined to investors in 2017.

The world has changed since we first outlined our plan. 2021 marked the second year of the worldwide pandemic and brought clarity to a new reality for managers everywhere: the labor environment has completely and permanently changed.

Company associates now expect to work remotely, they have many opportunities for other employment, and geography is no longer a limiting factor in finding a job. And the good news for us is that culture has been central to our reformation, flexibility has been a hallmark of our experience, and we have shown that we manage best and learn the most when managing through crisis. Our results suggest that we were prepared for this.

Our theme in 2021 was “One Team in ‘21” and it could not have been more apropos. It was the year that we deepened customer relationships, refined and improved our network, considered more fully our long-term strategy, and saw the benefits of regionalization take even deeper hold.

The full review of our strategy led to three clear paths forward with a goal toward surpassing $1B in annual revenue with industry competitive returns by the end of 2024:

1)
Densify the network east of I-35 – we see our best opportunity for densification and optimization with the highest returns through further investment and presence in the east. We believe densification matters.
2)
Double the size of logistics – our logistics business closed 2021 with over $300M in revenues and represents a consistent source of cash flow with desirable return on invested capital characteristics. As we noted in our 4Q’21 earnings call, a majority of our revenues are now derived from asset light and non-asset sources.
3)
Reduce the age of fleet – we see an opportunity to further improve our operating profits by effectively reducing the age of our fleet and improve fleet economics in the form of fuel economy, maintenance savings, and improved driver experience.

“2021 was the best year of results in the history of USA Truck...”
●
●
●

USA is back” was our company theme a few years ago and we believe it truly is a new day here at USA Truck.  This year our company theme is “One Team in ‘21” reflecting our shared accomplishments and the potential that exists in working together to realize our vision for the company.

‘t be prouder of the USA Truck team.

‘s meeting will be virtual just as it was last year.

‘s ‘One Team in ‘21’.

And when it comes to stewardship for stockholders, we had several accomplishments:

●
We published our first Environmental, Social and Corporate Governance report, outlining our performance on key measures that are, and have always been, important to us and stockholders
●
We continued to manage shares conservatively within the omnibus plan while retaining, recruiting, and managing a high-performing team
●
We delivered 121% improvement in share price from the end of 2020 to the end of 2021 and an return on invested capital of 11.3%

I am so proud of our team and excited for all that is to come. As we have experienced some recent success, we have seen an improvement in our vision – we have more ideas, more energy, and see more opportunities than we’ve ever seen before.  Our theme in 2022 is “America’s Trucker” which represents what we strive to be to our whole team, including our drivers, as well as our customers and stockholders. We move freight on trucks - whether on our assets, a third party’s, or to and from the rail. It’s what we do.

Our stockholders have an important role to play on this team too.  It is through our conversations, feedback, shared expectations, and mutual commitment that USA Truck becomes a better company and a more consistently performing and rewarding investment for us all.

Your vote is important!

Each stockholder has an opportunity to contribute to the Company through our upcoming Annual Stockholder Meeting that will be held at 7240 North Interstate 35E, Waxahachie, Texas 75165 on Wednesday, May 18, 2022 at 9:00 a.m. CDT.

We encourage you to promptly vote your shares so your voice can be heard.

Thank-you in advance for expressing your voice through the voting process and thank-you for playing a critical role as part of USA Truck’s ‘One Team in ‘21’.

Sincerely,

James D. Reed President and Chief Executive Officer

PROXY SUMMARY	1	2019 EIP Forfeiture	38
About the Meeting	1	Potential Payments Upon Termination or Change
Who We Are & What We Do	2	In Control	38
Business Strategy Update & 2021 Business Results	3	Accounting and Tax Considerations	40
Corporate Governance Highlights & Best Practices	4	Compensation Decisions with Respect to 2022	41
2021 Compensation Highlights	5	2022 Salary	41
PROPOSAL ONE: ELECTION OF DIRECTORS	7	2022 Management Cash Bonus Plan	41
Criteria and Diversity	8	2022 EIP	41
Board of Director Composition	9	Risks Regarding Compensation	43
Board of Director Qualifications	10	Summary Compensation Table	44
Class III Director Nominees	11	Narrative to the Summary Compensation Table	45
CONTINUING DIRECTORS	12	Grants of Plan-Based Awards	45
CORPORATE GOVERNANCE	15	Narrative to Grants of Plan-Based Awards	46
The Board of Directors and Its Committees	15	Outstanding Equity Awards at Fiscal Year-End	46
Meetings	16	Options Exercised and Stock Vested	48
Board of Directors - Director Independence	16	Pay Ratio Disclosure	48
Risk Oversight	17	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
Board Leadership Structure	18	OWNERS, DIRECTORS AND EXECUTIVE
Committees of the Board of Directors	18	OFFICERS	49
Executive Compensation Committee	18	Certain Transactions	50
Report of the Executive Compensation Committee	19	PROPOSAL TWO: ADVISORY AND NON-BINDING
Executive Compensation Committee Interlocks and		APPROVAL OF THE COMPANY’S EXECUTIVE
Insider Participation	19	COMPENSATION	51
Audit Committee	20	INDEPENDENT REGISTERED PUBLIC
Report of the Audit Committee	21	ACCOUNTING FIRM	52
Nominating and Corporate Governance Committee	22	Principal Accounting Fees and Services	52
Strategy and Risk Committee	25	PROPOSAL THREE: RATIFICATION OF
Technology Committee	25	APPOINTMENT OF INDEPENDENT REGISTERED
Executive Committee	25	PUBLIC ACCOUNTING FIRM	53
Other Board and Corporate Governance Matters	25	PROPOSAL FOUR: APPROVAL OF
Director Compensation	26	THE THIRD AMENDMENT TO THE
Narrative to Director Compensation	26	INCENTIVE PLAN	54
EXECUTIVE OFFICERS	27	Summary	54
EXECUTIVE COMPENSATION	28	Introduction	54
Compensation Discussion and Analysis	28	Provisions Designed to Protect Stockholders	56
Key Features of Our Executive Compensation		Desription of the Incentive Plan and the Third
Program	28	Ammendment to the Incentive Plan	57
Philosophy and Objectives	29	SECURITIES AUTHORIZED FOR ISSUANCE
Procedures for Determining Compensation	30	UNDER EQUITY COMPENSATION PLANS	66
Benchmarking Compensation	30	STOCKHOLDER PROPOSALS	67
Elements of Compensation	31	GENERAL INFORMATION	68
Compensation Paid to Our Named Executive Officers	33	Revocability of Proxy	68
President and Chief Executive Officer Compensation		Outstanding Stock and Voting Rights	68
Compensation of Our Other Named Executive Officers	33	Required Affirmative Vote and Voting	69
2021 Management Cash Bonus Plan	35
2021 EIP	36
2021 Retention Grant	38

Proxy Summary

This summary highlights selected information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal 1	Election of Two Class III Directors for a Three-Year Term

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.

(see pages 7 - 12)

	Robert E. Creager		Alexander D. Greene

Director

Mr. Creager has served as a board member since 2012, and has chaired the Audit Committee since 2014. He brings to the Company over 35 years of public accounting and financial experience, as well as service on other audit committees and the NACD.

Director

Mr. Greene has served as a board member since 2014 and as Chairperson of the Board since 2019, and brings to the Company over 40 years of experience leading private equity, corporate finance, restructuring and advisory transactions and experience serving on public and private boards.

Appointed 2012		Appointed 2014

Proposal 2	Advisory Approval of the Company’s Executive Compensation

The Board of Directors recommends that you vote FOR this “Say-on-Pay” advisory proposal because our compensation program encourages attainment of our long-term initiatives, retention of a strong senior management team,  minimizes stockholder dilution and aligns senior management compensation with stockholder interests.

(see pages 28 - 52)

Proposal 3	Approval of Grant Thornton LLP as the Company’s Independent Public Accounting Firm

The Board of Directors recommends that you vote FOR this proposal because of the Company’s longstanding relationship with Grant Thornton, their knowledge of the Company, and our satisfaction with their work.

(see pages 52 - 53)

Proposal 4	Approval of the Third Amendment to the Incentive Plan

The Board of Directors recommends that you vote FOR this proposal because equity compensation is critical for the Company to attract, motivate, and retain qualified executive officers, and it aligns our executives’, other management’s, and stockholders’ interests.

(see pages 54 - 65)

USA Truck	1

PROXY SUMMARY	2022 ANNUAL
PROXY STATEMENT

WHO WE ARE & WHAT WE DO

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics operating segments blend an extensive portfolio of asset and asset-light services, offering a balanced approach to supply chain management including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.

For-Hire Carrier
OUR BUSINESS
2,100+ tractors	6,500+ trailers	2,100+ team members	10 service facilities

INDUSTRY RECOGNITION

COMPANY VALUES

● ● ●		● ● ● ●
● ● ●		● ● ● ●
Integrity	Trust	Teamwork	Accountability	Commitment

✓
We act with honesty and integrity; demonstrate fairness, openness, and clear boundaries in all our interactions, behaviors, and practices within the organization and with our guests, stakeholders, and the wider community.

✓
Our actions reflect safety as the highest priority.
	✓ We are widely trusted, direct, truthful, and present the unvarnished truth in an appropriate and helpful manner. ✓ We keep confidences, admit mistakes, and never misrepresent for personal gain.	✓ We are supportive of each other’s efforts and loyal to one another. ✓ We are driven by collaboration, respect, communication, and accountability. ✓ Together, everyone achieves more.	✓ We accept responsibility for our actions. ✓ We make and support business decisions through experience and good judgment. ✓ We realize that safety beats ROI.

✓
We are passionate about solving problems.

✓
We are intensely focused on serving our clients and helping them achieve their business objectives.

✓
We do what we say we are going to do.

✓
As individuals and as an organization, we create value.

2	USA Truck

2022 ANNUAL	PROXY SUMMARY
PROXY STATEMENT

BUSINESS STRATEGY UPDATE & 2021 BUSINESS RESULTS

Our 2021 theme as a business was “One Team in ‘21” – and our promise to RETAIN, IMPROVE, SERVE and EXECUTE manifested itself in the following ways:

RETAIN	IMPROVE	SERVE	EXECUTE

Driver retention improved by greater than 25% from 2020 to 2021 by providing more home time, dedicated jobs that pay $100k+ in select markets, simplification of driver pay structure, and upgraded driver facilities

Investments in regionalization and technology, cost control initiatives, and a strong freight market contributed to record operating performance

USA Truck served the community by:

●
participating in a Christmas toy collection with The Salvation Army;
●
honoring servicepersons during the holiday season; and
●
partnering with the Ronald McDonald House in Fort Smith, Arkansas to provide supplies and furnishings to help individuals and families of those battling cancer.

Improvements in operating metrics from 2020 to 2021 included the following:

●
300 bps improvement in consolidated operating ratio;
●
Trucking operating revenue increased 14.8%, and base revenue per available tractor per week increased 18.4%; and
●
USAT Logistics operating revenue increased 68.5%, and revenue per load over 40%.

OPERATING REVENUE BY SEGMENT	OPERATING INCOME

Consolidated operating revenue grew to $710.4 million, representing a 28.9% increase year over year	Consolidated operating income of $37.3 million versus operating income of $12.9 million year over year

USA Truck	3

PROXY SUMMARY	2022 ANNUAL
PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTS
& BEST PRACTICES

We have tailored our corporate governance practices to reflect the Company’s culture, strategy and performance.

DIRECTORS	INDEPENDENT DIRECTORS	DIRECTOR AVERAGE AGE	DIRECTOR AVERAGE TENURE	DIRECTOR RETIREMENT AGE	FEMALE AND DIVERSE DIRECTORS
7	6	62	6.3	75	3

Director Retirement Policy	Majority Vote Policy	Change in Principal Occupation Policy

No person will be appointed or stand for election as a director after his or her seventy-fifth birthday, unless waived by a majority vote of the Board.	A director who receives insufficient “for” votes in an uncontested election shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee.

Triggered if a director’s principal occupation or business association changes substantially, so that the Nominating and Corporate Governance Committee can consider the appropriateness of continued Board membership under the circumstances.

Outside Board Membership Policy	Proxy Access	Clawback Policy

Triggered for membership on other public board, public audit committee or other significant committee assignment, before establishing other significant relationships, upon a change in the director’s relationship to the Company, or upon a conflict of interest.

Permissable for 3% or more ownership for at least three years and who otherwise meet the requirements in our bylaws. Nominees consisting of the greater of 25% or two nominees to our Board may be included in our proxy materials. Our proxy access provision allows for unlimited aggregation by stockholders. Notice must be received not less than 120 days nor more than 150 days prior to the anniversary of the proxy mailing date.

Triggered in the event of a material financial restatement, with a three year look-back, or the imposition of a material financial penalty. Requires forfeiture or reimbursement for incentive-based compensation paid or granted for the performance period, in the sole and absolute discretion of the Board.

Equity Retention Policy	Anti-Hedging and Pledging Policy	Director Overboarding

Our CEO, CFO and other named executive officers and non-employee directors are required to build and retain equity ownership in the Company over time through equity grants, expressed as multiples of annual base salary or cash retainer for Board service, as applicable.

Hedging and pledging transactions in our Common stock are prohibited.

No non-employee director should serve as a director of more than four public companies, including the Company, and no director who is also the CEO of the Company should serve as a director of more than one public company, excluding the Company.

4	USA Truck

2022 ANNUAL	PROXY SUMMARY
PROXY STATEMENT

2021 COMPENSATION HIGHLIGHTS

BEST PRACTICES

PRACTICES WE HAVE	PRACTICES WE AVOID

●
Direct link between pay and performance that aligns business strategies with value creation

●
Appropriate balance between short- and long-term compensation discourages short-term risk taking at the expense of long-term results

●
One year minimum vesting periods

●
Double-trigger change-in-control provisions on all outstanding awards

●
Clawback Policy to recoup incentive-based compensation

●
Equity Retention Policy

●
Anti-Hedging and Anti-Pledging Policy

●
Independent compensation consultant retained by the Executive Compensation Committee

●
No repricing of stock options without stockholder approval

●
No payment of dividends on unvested awards

●
No excessive perquisites for executives

●
No tax gross-ups on equity awards, severance, or change-in-control payments

OUR COMPENSATION OBJECTIVES AND PRINCIPLES

We believe that the long-term success of our business relies on our ability to create value for our stockholders and to attract, motivate and retain talented individuals committed to upholding our Company values.

USA Truck	5

PROXY SUMMARY	2022 ANNUAL
PROXY STATEMENT

2021 COMPENSATION ELEMENTS

Goals of our Compensation Program:

Create Alignment	Align compensation with our business objectives and the interests of our stockholders and reward the achievement of corporate goals.

Reward Performance	Encourage and reward high levels of performance

Mitigate Risk	Mitigate potential risk relating to short-term incentives

Attract and Retain	Attract and retain executive officers who contribute to our long-term success

Element	Form	Fixed/Variable	Term	Ties to Goals
Base salary	Cash	Fixed	Short-term	✓ Reward Performance ✓ Attract & Retain
Performance-Based Annual Bonus	Cash	Variable	Short-Term	✓ Create Alignment ✓ Reward Performance ✓ Attract & Retain
Equity	Time-Based Equity Grants Performance-Based Equity Grant	Fixed & Variable	Long-Term & Short-Term	✓ Create Alignment ✓ Reward Performance ✓ Attract & Retain ✓ Mitigate Risk ✓ Align with our long-term initiatives

In addition to the above, our NEOs are eligible to participate in all of our employee benefit plans on the same basis as other employees.

6	USA Truck

Proposal 1:
Election Of Directors

The Board is classified into three classes and members of the three classes are elected to staggered terms of three years each.  The Board presently consists of seven persons.

The current term of office of the two Class III directors will expire at the 2022 Annual Meeting.

ABOUT THIS PROPOSAL	OUR CURRENT BOARD OF DIRECTORS
What am I voting on? Stockholders are being asked to elect two director nominees named in this Proxy Statement for a three-year term.

Collective Areas of Expertise

●
Leadership
●
Public Company Experience
●
Transportation and Trucking Industry
●
Human Resources
●
Supply Chain
●
Environmental, Social and Corporate Governance (“ESG”)
●
Risk Management
●
Strategic Planning
●
Cyber Security
●
Governmental Affairs
●
Information Technology
●
Financial Reporting
●
Corporate Governance

Independence

●
Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee comprised solely of independent directors
●
Independent Chairperson of the Board
●
Regular executive sessions of independent directors

Attendance

●
All directors must attend at least 75% of all Board and Committee meetings

Financial Expertise

●
Two of our three Audit Committee members qualify as financial experts

Gender

●
Two of seven directors are female

Diversity

●
Three of seven directors are female or diverse

What is the Board’s voting recommendation? The Board of Directors recommends that you vote FOR each of the nominees for the Board of Directors in this Proposal 1.

What is the required vote?

Each director must be elected by a plurality of the votes cast. This means that the two nominees receiving the largest number of “for” votes will be elected as directors. Abstentions or broker non-votes will have no effect on the election of directors.

USA Truck	7

PROPOSAL ONE: ELECTION OF DIRECTORS	2022 ANNUAL
PROXY STATEMENT

CRITERIA AND DIVERSITY

In considering whether to recommend a candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply criteria, including the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders.  In addition, no non-employee director nominee should serve as a director of more than four public companies, including the Company, and no director nominee who is also the CEO of the Company should serve as a director of more than one public company, excluding the Company.  Please see the Nominating and Corporate Governance Committee charter for additional details regarding criteria for our director nominees.  A copy of the Nominating Corporate Governance Committee’s charter is available at our website, http://usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

“The Board places significant importance on diversity. Three of our seven directors are diverse directors.” Alexander D. Greene, Chairperson of the Board

The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds.  The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  The Nominating and Corporate Governance Committee is responsible for the identification and recruitment of suitable prospective director candidates and has the sole authority to hire an independent search firm to identify director candidates.  In connection with Mr. Glaser’s expected retirement from the Board following the 2021 Annual Meeting, the Nominating and Corporate Governance Committee engaged an independent search firm in order to reinforce the Board’s commitment to having directors that reflect the diversity of the Company’s stakeholders.  The Nominating and Corporate Governance Committee conducted extensive interviews with candidates that were identified and recommended for consideration as a director on our Board by the independent search firm.   After evaluating the qualifications, background and experience of each candidate, the Nominating and Corporate Governance Committee recommended that Rajan C. Penkar be appointed as a director to our Board.  On March 1, 2021, the Board approved Mr. Penkar’s appointment to the Board as a Class I Director.  Mr. Penkar brings to the Company senior leadership experience in logistics, supply chain, technology, strategic planning, and risk management with having previously served as Senior Vice President and President, Supply Chain for Sears Holding Corporation and President, UPS Customer Solutions for United Parcel Service, Inc.  The appointment of Mr. Penkar furthers the Company’s commitment to having a Board that reflects diversity in gender, ethnicity, experience, and skills.

We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.  We assess the effectiveness of our policies and practices on Board diversity in connection with assessing the effectiveness of our Board as a whole.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or other basis proscribed by law.  The table below provides information on the composition of our proposed nominees and directors.

8	USA Truck

2022 ANNUAL	PROPOSAL ONE: ELECTION OF DIRECTORS
PROXY STATEMENT

Board of Director Composition

Board Diversity Matrix
Total Number of Directors	7
Gender Identity:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	5	-	-
Demographic Information:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	1
Did not Disclose Demographic Background	-

Independence	Age

Tenure	Diversity

USA Truck	9

PROPOSAL ONE: ELECTION OF DIRECTORS	2022 ANNUAL
PROXY STATEMENT

In order to be considered by the Board, a candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.  The table below provides information on the qualifications, skills, characteristics, and experience of our proposed nominees and directors.

Board of Director Qualifications

Public Company Experience	Financial Reporting

6 out of 7	5 out of 7

Industry	Environmental, Social and Corporate Governance

6 out of 7	7 out of 7

Risk Management	Technology & Cyber Security

7 out of 7	5 out of 7

10	USA Truck

2022 ANNUAL	PROPOSAL ONE: ELECTION OF DIRECTORS
PROXY STATEMENT

CLASS III DIRECTOR NOMINEES

Robert E. Creager

Alexander D. Greene

Proxies may not be voted at the 2022 Annual Meeting for a greater number of persons than the two nominees named herein.  Each of the nominees has consented to serve if elected and, if elected, will serve until the 2025 Annual Meeting or until his successor is duly elected and qualified, or until his earlier resignation, death, or removal.

Class I and Class II directors are currently serving terms expiring in 2023 and 2024, respectively.  Class I directors are Barbara J. Faulkenberry, M. Susan Chambers, and Rajan C. Penkar.  Class II directors are James D. Reed and Gary R. Enzor.

All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed.  It is expected that the nominees will be available for election, but if for an unforeseen reason a nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Nominating and Corporate Governance Committee.

Class III Directors

Robert E. Creager		Key Skills
Age: 73 Served Since: 2012

Mr. Creager has chaired the Audit Committee since 2014, has been designated as our audit committee financial expert within the meaning of Items 407(d)(5)(ii) and 407(d)(5)(iii) of Regulation  S-K and meets the financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s listing standards. We believe his work with the NACD contributes to his being a valuable resource to our Board in the area of corporate governance best practices. We believe Mr. Creager’s extensive financial experience and his service on other audit committees qualifies him to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management
Other Professional History
●
Certified Public Accountant with over 35 years of public accounting experience; 27 of those years as an Assurance Partner and a former Audit Practice Leader of the Houston Office of PricewaterhouseCoopers LLP.
●
Director and Governance Fellow, Texas TriCities Chapter of the NACD.
●
Director and Chairperson of the Audit Committee of:
o
Skyward Specialty Insurance Group, a private equity controlled property and casualty insurer, since 2011;
o
Mattress Firm Holding Corp., a publicly held mattress retailer, from 2014 – 2016; and
o
Geomet, Inc., a publicly held independent natural gas company, from 2011 – 2013.

USA Truck	11

PROPOSAL ONE: ELECTION OF DIRECTORS	2022 ANNUAL
PROXY STATEMENT

Alexander D. Greene		Key Skills
Age: 63 Served Since: 2014

Mr. Greene has served as a director since 2014, and was appointed Chairperson of the Board in May 2019.  Mr. Greene brings to the Company over 40 years of experience leading private equity, corporate finance, restructuring and advisory transactions and experience serving on public and private boards, which we believe qualifies Mr. Greene to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management
Other Professional History
●
Managing Partner and head of U.S. Private Equity with Brookfield Asset Management, a global asset management firm, from 2005 - 2014.
●
Prior to Brookfield, Managing Director and co-head of Carlyle Strategic Partners, a private equity fund, and Managing Director and investment banker at Wasserstein Perella & Co. and Whitman Heffernan Rhein & Co.
●
Director of:
o
Element Fleet Management Corp., a publicly held fleet management and services company, since 2018;
o
GP Natural Resource Partners LLC, a publicly held diversified natural resource company, company, since 2019;
o
Ambac Financial Group, Inc., a publicly traded financial services firm, from 2015 - 2021; and
o
Chairperson of the Board of Modular Space Corporation from 2016 to its sale in 2018.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO NOMINEES NAMED ABOVE.

CONTINUING DIRECTORS

Class I Directors

Major General (Ret.) Barbara J. Faulkenberry		Key Skills
Age: 62 Served Since: 2016

General Faulkenberry has served as a director since January 2016 and chaired the Technology Committee from May 2016 to May 2021 and has chaired the Strategy and Risk Committee since May 2021. She is NACD Board certified and holds a Carnegie Mellon/NACD Certificate in Cybersecurity Oversight, both of which contribute to best practices in corporate governance and cyber security. General Faulkenberry brings to the Company senior leadership experience in the areas of logistics, strategic planning, risk management, cyber defense, governmental affairs, information technology and leadership development, which we believe qualifies her to serve as a member of our Board of Directors.

Industry ESG Risk Management Technology & Cyber Security
Other Professional History
●
Prior to retirement, General Faulkenberry served as the Vice Commander, 18th Air Force, Scott Air Force Base, IL, with direct oversight of 1,100 mobility aircraft and 37,000 people.
●
Director of:
o
Callon Petroleum Company, a publicly held oil and gas company, since 2018; and
o
Target Hospitality, a publicly held specialty rental and hospitality services company, since 2021.

12	USA Truck

2022 ANNUAL	PROPOSAL ONE: ELECTION OF DIRECTORS
PROXY STATEMENT

M. Susan Chambers		Key Skills
Age: 64 Served Since: 2016

Mrs. Chambers has served as a director since March 2016 and has chaired the Executive Compensation Committee since November 2016. We believe that Mrs. Chambers’ extensive experience from her time as a private consultant and in her various capacities at Walmart, Inc. relating to human resources, supply chain and risk management qualifies her to serve as a member of our Board of Directors.

Public Company Experience ESG Risk Management Technology & Cyber Security
Other Professional History
●
Principal, Chambers Consulting LLC, from July 2015 to present.
●
Chief People Officer for Walmart Inc., a general retailer, from 2006 to her retirement in July 2015.
●
Prior to 2006, Mrs. Chambers served in various positions at Walmart Inc., including Vice President of Application Development – Merchandising and Supply Chain Systems and Senior Vice President of Risk Management, Retirement and Benefits.
●
Director of:
o
Berlin Packaging, a privately held hybrid packaging supplier, since 2021;
o
Lead Bank, a private banking concern, since 2019; and
o
Ecoark Holdings, Inc., a publicly held fresh food supply chain provider, from 2017 - 2018.

Rajan C. Penkar		Key Skills
Age: 66 Served Since: 2021

Mr. Penkar has served as a director since March 2021. He has held several supply chain positions, including at United Parcel Service, Inc. He holds a Carnegie Mellon/NACD Certificate in Cybersecurity Oversight, which contributes to best practices in corporate governance and cyber security.  Mr. Penkar is the recipient of 14 patents in robotics, automation, and supply chain processes. We believe that Mr. Penkar’s senior leadership experience in logistics, supply chain, strategic planning, technology, and risk management qualifies him to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management Technology & Cyber Security
Other Professional History
●
President and founder of Supply Chain Advisory Services, LLC, which provides supply chain design and optimization services to retailers, since 2014.
●
Senior Vice President and President, Supply Chain for Sears Holding Corporation, from 2011 - 2014.
●
From 1987 to 2011, Mr. Penkar held various positions of increasing responsibility with United Parcel Service, Inc., most recently serving as President, UPS Customer Solutions.
●
Director of:
o
TravelCenters of America, a publicly held full-service travel center network, since 2020; and
o
U.S. Concrete, a publicly held supplier of aggregates and high-performance concrete for commercial, residential and infrastructure projects across the United States, from 2020 until its sale in 2021.

USA Truck	13

PROPOSAL ONE: ELECTION OF DIRECTORS	2022 ANNUAL
PROXY STATEMENT

Class II Directors

James D. Reed		Key Skills
Age: 48 Served Since: 2017

Mr. Reed has served as President, Chief Executive Officer (“CEO”) and director since January 2017. We believe Mr. Reed’s extensive management and leadership experience, his thorough knowledge of the transportation and trucking industry and his role as President and CEO of the Company, which allows the Board of Directors to interface directly with senior management, qualifies him to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management Technology & Cyber Security
Other Professional History
●
President, CEO and a director since January 2017.
●
Executive Vice President and Chief Financial Officer of the Company from November 2016 - January 2017.
●
Chief Financial Officer at Interstate Distributor Co., a provider of line and heavy-haul refrigerated and intermodal transportation services, and President of two of its subsidiaries from June 2012 - 2016.
●
Senior Director, Finance at the Isilon Storage Division of EMC from June 2011 - June 2012.
●
Began career with Intel Corp. in 1997.

Gary R. Enzor		Key Skills
Age: 58 Served Since: 2014

Mr. Enzor has served as a director since September 2014, and has chaired the Nominating and Corporate Governance Committee since May 2015. He brings extensive experience with Fortune 50 companies across a broad range of industries, including transportation, aerospace, chemical and technology. We believe Mr. Enzor’s diverse background and thorough knowledge of the transportation and trucking industry qualifies him to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management Technology & Cyber Security
Other Professional History
●
Chairperson & CEO of Quality Distribution from 2013 – 2021, operator of North America’s largest bulk liquid chemical transportation, intermodal depot and container services company.
●
Mr. Enzor previously held executive positions with Swift Transportation Company, Honeywell, Dell Computer and AlliedSignal, Inc.
●
Director of:
o
Sharps Compliance Corp., a full-service national provider of comprehensive medical, pharmaceutical and hazardous waste management solutions, since 2021; and
o
Boasso Global, Inc., a provider of depot, maintenance, cleaning, and transportation services for ISO tank containers in North America and Europe, since 2021.

There is no family relationship between any director or executive officer and any other director or executive officer of the Company.  None of the corporations or organizations referenced in the director biographies above is a parent, subsidiary or other affiliate of the Company.  There are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of the director nominees was selected as a nominee.

14	USA Truck

Corporate Governance

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Stockholder Rights	Gender & Diversity
● Proxy access ● Majority vote policy for uncontested elections	● Three of our seven directors are female or diverse
Independence	Director & Executive Accountability
●
Independent Chairperson of the Board
●
Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee comprised solely of independent directors
●
86% of the Board comprised of independent directors
●
Regular executive sessions of independent directors

●
Director Overboarding Policy
●
Board Retirement Policy
●
Change in Principal Occupation Policy for non-employee directors
●
Equity retention guidelines for directors and named executive officers
●
At least 75% director attendance at all Board and Committee meetings
●
Anti-hedging and anti-pledging guidelines for senior executive officers and directors
●
Annual Board self-assessment coordinated by outside counsel with areas identified for focus
●
Annual CEO evaluation that addresses performance for the prior year, including areas of strength and opportunities for personal and professional development, and goals and objectives for the current year

Business Oversight
● Annual enterprise risk assessment ● Two of our three Audit Committee members qualify as financial experts

USA Truck	15

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

Meetings

In 2021, the Board of Directors held eleven meetings, and met in executive session at least quarterly.  During 2021, the Board had a standing Executive Committee, Executive Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee.  The Board had a Technology Committee through May 2021.  In May 2021, the Board formed the Strategy and Risk Committee. Each current member of the Board attended greater than 75% of the aggregate of all meetings of the Board and of all committees on which he or she served.  In 2021, all directors attended well in excess of the minimum meeting requirement, and attended the 2021 annual meeting, which was held virtually.  We encourage the members of our Board of Directors to attend our Annual Meeting, as well as committee meetings, even if they don’t serve on that committee.

>75%

Board of Directors - Director Independence

In determining the independence of its directors, the Board relies on the standards set forth in U.S. Securities and Exchange Commission (“SEC”) regulations and The NASDAQ Stock Market’s Listing Standards, including NASDAQ Rule 5605(a)(2).  To be considered independent under such standards, a director may not have a direct or indirect material relationship with us.  A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of us and our stockholders.  In determining whether a material relationship exists, the Board considers, among other things, whether a director is a current or former employee of ours.  Annually, our counsel reviews the Board’s approach to determining director independence and recommends changes as appropriate.

Consistent with these considerations, the Board has determined that, during 2021, all of our directors, with the exception of our President and CEO, Mr. James D. Reed, were independent directors.

86%

Board Leadership Structure

We separate the roles of CEO and Chairperson of the Board in recognition of the differences between the two roles.  The CEO is responsible for the execution of our strategic direction and our day-to-day leadership and performance, while the Chairperson of the Board provides guidance to the CEO, participates in setting the agenda for Board meetings and presides over meetings of the Board.  The Chairperson is also an independent director.

We have no current plans to separate the CEO and President roles, and our bylaws recite that the CEO shall be the President unless a separate CEO and President shall be appointed.

Separate CEO & Chairperson

16	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Risk Oversight

Board of Directors		Management

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term operational performance and enhance stockholder value.  A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us.  The involvement of the full Board of Directors in evaluating our business strategy is a key part of its assessment of management’s tolerance for risk and also a determining factor of what constitutes an appropriate level of risk for us.  The full Board of Directors participates in this annual assessment as we believe that risk oversight is most effective when the full knowledge, experience and skills of all directors are brought to bear on the complex subject of risk management.

Primary Areas of Risk Assessment:

Within these primary areas of risk, our Board of Directors, with the input of management, has identified specific areas of risk that are pertinent to our business. Our Board of Directors identifies members of management responsible for each area of risk. The Board of Directors reviews reports provided by management and engages in discussions with management on risk management practices. Furthermore, our Board of Directors reviews with management potential unknown risks.

● financial risk ● legal and compliance risk ● technology	● safety and security risk ● operational and strategic risk

Committees
Audit ● monitors financial reporting processes and internal controls ● monitors the independent and internal auditor functions	Executive Compensation ● designs compensation programs that encourage behaviors consistent with our overall business strategy
Strategy and Risk ● oversees enterprise risk ● assesses strategies and growth opportunities	Nominating and Corporate Governance ● recommends corporate governance guidelines and committee assignments ● oversees environmental, social, and governance matters

USA Truck	17

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

COMMITTEES OF THE BOARD OF DIRECTORS

EXECUTIVE COMPENSATION COMMITTEE

• • •
EXECUTIVE COMPENSATION COMMITTEE OVERVIEW
Meetings in 2021: 7 Members: M. Susan Chambers (Chairperson) Alexander D. Greene Gary R. Enzor

HIGHLIGHTS

•
Oversees matters pertaining to compensation of our executive officers
•
Administers grants of equity and other awards to executive officers and other employees under the Incentive Plan
•
All members are independent directors as defined under our independence criteria, the NASDAQ Stock Market’s Listing Standards

The purpose of the Executive Compensation Committee is to oversee matters pertaining to compensation of our executive officers.  The Executive Compensation Committee is also responsible for administering the grants of equity and other awards to executive officers and other employees under the USA Truck Inc. 2014 Omnibus Incentive Plan, as amended (the “Incentive Plan”).  Our Executive Compensation Committee’s process for making executive compensation decisions is explained in more detail in “Executive Compensation – Compensation Discussion and Analysis – Procedures for Determining Compensation.”

The charter for the Executive Compensation Committee sets forth the purpose and responsibilities of the Executive Compensation Committee in greater detail.  The Executive Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.  A copy of the Executive Compensation Committee’s charter is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

The Board, through the Executive Compensation Committee, meets annually with the CEO to discuss his or her corporate goals, objectives, strategy, and performance.  Feedback regarding the CEO’s performance for the prior year and objectives for the present year is solicited from directors by the Chairperson of the Board after which the Chairperson conducts an in person review with the CEO addressing that performance, including areas of strength and opportunities for personal and professional development, and goals and objectives for the current year.

In determining the independence of our Executive Compensation Committee members, the Board considered all relevant factors, including, but not limited to, each director’s source of compensation and affiliations. Specifically, each member of the Executive Compensation Committee (i) is independent under The NASDAQ Stock Market’s Listing Standards, including NASDAQ Rules 5605(a)(2) and 5605(d)(2)(A), (ii) meets the criteria set forth in Rule 10C-1(b)(1) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (iii) did not directly or indirectly accept any consulting, advisory or other compensation fee from the Company, and (iv) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship or accept any compensation from the Company, which would impair each respective member’s judgment as a member of the Executive Compensation Committee.

During 2013, the Executive Compensation Committee selected an independent compensation consultant, Compensation Strategies, Inc. (“CSI”).  CSI has continued to provide analysis and recommendations that inform the Executive Compensation Committee’s decisions with respect to executive and director compensation, including evaluating market pay data, providing analysis and input on program structure and providing updates on market trends and the regulatory environment as it relates to executive compensation.  Pursuant to SEC rules and The NASDAQ Stock Market’s Listing Standards, the Executive Compensation Committee has assessed the independence of CSI, and concluded that no conflict of interest exists that would prevent CSI from independently advising the Executive Compensation Committee.  In connection with this assessment, the Executive Compensation Committee considered, among others, the following factors: (i) the provision of other services to us by CSI, (ii) the amount of fees we paid to CSI as a percentage of CSI’s total revenue, (iii) CSI’s policies and procedures that are designed to prevent conflicts of interest, (iv) the absence of any business or personal relationship of CSI or the individual compensation advisors employed by CSI with any of our executive

18	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

officers, (v) the absence of any business or personal relationship of the individual compensation advisors with any member of the Executive Compensation Committee, and (vi) the absence of any of our stock owned by CSI or the individual compensation advisors employed by CSI. CSI does not perform other services for us, and will not do so without the prior consent of the Executive Compensation Committee.  The Executive Compensation Committee has the sole authority to approve the terms of CSI’s engagement.  CSI’s role in establishing the compensation of our Named Executive Officers, to the extent material, is addressed under “Executive Compensation – Compensation Discussion and Analysis – Procedures for Determining Compensation.”

In performing its duties, the Executive Compensation Committee, as required by the applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Report of the Executive Compensation Committee for 2021 follows.

The Report of the Executive Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Report of the Executive Compensation Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporated into this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Executive Compensation Committee

The Executive Compensation Committee of the Board of Directors of USA Truck Inc. has reviewed and discussed with management the Compensation Discussion and Analysis (as required by Item 402(b) of Regulation S-K of the SEC) contained in this Proxy Statement for the Annual Meeting to be held on May 18, 2022.

Based on that review and discussion, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Executive Compensation Committee:
M. Susan Chambers (Chairperson)
Alexander D. Greene
Gary R. Enzor

Executive Compensation Committee Interlocks and Insider Participation

All of the members who served on the Executive Compensation Committee during 2021 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards.

No member of the Executive Compensation Committee was an officer or employee of the Company at any time during 2021 or as of the date of this Proxy Statement, nor is any member of the Executive Compensation Committee a former officer of the Company.  In 2021, no member of the Executive Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of Regulation S-K in this Proxy Statement under the section entitled “Certain Transactions.”

In addition, during 2021, none of our executive officers served as a member of the board of directors or compensation committee (or other board committees performing equivalent functions) of another entity, where one of whose executive officers served on our Executive Compensation Committee or otherwise served on our Board.

See “Certain Transactions,” which describes the absence of any transactions between us and our other directors, executive officers or their affiliates, and “Executive Compensation – Committees of the Board of Directors – Director Compensation” for a description of compensation of the members of the Executive Compensation Committee.

USA Truck	19

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

Audit Committee

• • •
AUDIT COMMITTEE OVERVIEW
Meetings in 2021: 6 Members: Mr. Robert E. Creager (Chairperson) Alexander D. Greene Barbara J. Faulkenberry

HIGHLIGHTS

•
Responsible for monitoring financial reporting processes and systems; manages independence of and facilitates communication between our independent registered public accounting firm and the Board
•
Exclusive power to engage, terminate and set compensation for our independent registered public accounting firm
•
All members are independent directors as defined under our independence criteria, the NASDAQ Stock Market’s Listing Standards
•
Provide an avenue of communication among the various stakeholders relative to auditing, accounting and financial reporting processes

The Audit Committee has primary responsibility for assisting and directing the Board in fulfilling its oversight responsibilities with respect to our auditing, accounting and financial reporting processes.  The Audit Committee’s primary responsibilities include:

●	monitoring our financial reporting processes and systems of internal controls over financial reporting, including managing the relationship with our internal auditing firm; and
●	monitoring the independence and performance of our independent registered public accounting firm, and managing the relationship between us and our independent registered public accounting firm.

The Audit Committee has exclusive power to engage, terminate and set the compensation of our independent registered public accounting firm.  The Audit Committee also evaluates and makes recommendations to the full Board with respect to all related-party transactions and other transactions representing actual or potential conflicts of interest, and reviews all such transactions at least annually.  The Board has adopted a written charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail.  The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.  A copy of the Audit Committee’s charter is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

The Board has determined that each of Robert E. Creager and Alexander D. Greene qualifies as audit committee financial experts, as defined in Items 407(d)(5)(ii) and 407(d)(5)(iii) of  Regulation S-K, and meets the independence and financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s Listing Standards, and has designated Robert E. Creager as its audit committee financial expert.  Also, Mr. Glaser qualified as an audit committee financial expert during his service on the Audit Committee through May 7, 2021.

All of the members who served on the Audit Committee during 2021 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards and meet the independence and other requirements set forth for audit committee members in Rule 5605(c)(2)(A) of those Listing Standards.  See “Report of the Audit Committee.”

In performing its duties, the Audit Committee, as required by applicable rules of the SEC, recommends to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm.  The Audit Committee Report for 2021 is set forth below.

20	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

The Audit Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls over financial reporting.  The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  Rather, the Company’s management has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s systems of internal controls.  The Audit Committee is responsible for the appointment, evaluation, compensation, retention and oversight of the work of the Company’s independent registered accounting firm, Grant Thornton LLP (“Grant Thornton”).  Grant Thornton is responsible for conducting an independent audit of the Company’s financial statements and the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm, both in fact and appearance.  The Audit Committee evaluates the qualifications, performance, and independence of the Company’s independent registered public accounting firm and determines whether to re-engage the current firm.  In doing so, the Audit Committee considers the quality and efficiency of the services provided, the auditor’s capabilities, including their technical expertise and knowledge of the Company’s operations and industry.  Based on this evaluation, the Audit Committee has retained Grant Thornton as the Company’s independent registered public accounting firm for 2022.  Grant Thornton has been the Company’s independent registered public accounting firm since 2006.

The Audit Committee believes that, due to Grant Thornton’s knowledge of the Company and the industry in which it operates, it is in the best interests of the Company and its stockholders to continue retention of Grant Thornton to serve as the Company’s independent registered public accounting firm.  Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee recommended that the Board ask the stockholders to ratify the appointment of Grant Thornton for 2022.

In performing its duties, the Audit Committee has reviewed and discussed with management and the Company’s registered independent public accounting firm the Company’s financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm.  For the fiscal year ended December 31, 2021, the Audit Committee (i) reviewed and discussed with Grant Thornton the audited financial statements, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting; (ii) discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees issued by the PCAOB, and the critical audit matters, which are matters communicated by Grant Thornton relating to material accounts and disclosures that involve especially challenging, subjective, or complex auditor judgement; (iii) received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence; and (iv)  discussed with Grant Thornton its independence.  In addition, the lead partner for Grant Thornton was required to rotate off of our account after completion of the 2021 audit.  The Audit Committee, in conjunction with management, considered the qualifications and experience of three candidates provided by Grant Thornton and selected the lead partner for 2022.  The Audit Committee also met in periodic executive sessions with representatives of Grant Thornton, management, and the Company’s internal audit personnel during 2021.

USA Truck	21

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting, be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Audit Committee:
Robert E. Creager (Chairperson)
Alexander D. Greene
Barbara J. Faulkenberry

Nominating and Corporate Governance Committee

• • •
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OVERVIEW
Meetings in 2021: 4 Members: Mr. Gary R. Enzor (Chairperson) Robert E. Creager Barbara J. Faulkenberry Rajan C. Penkar

HIGHLIGHTS

•
Recommends corporate governance guidelines and annually assesses performance of the Board of Directors
•
Determines criteria for service on the Board of Directors and identifies prospective individuals consistent with those criteria
•
All members are independent directors as defined under our independence criteria, NASDAQ Stock Market’s Listing Standards

The Nominating and Corporate Governance Committee is responsible for (i) recommending to the full Board corporate governance guidelines applicable to us, (ii) leading the Board in its annual review of the Board’s performance, (iii) identifying individuals qualified to become Board members consistent with criteria approved by the Nominating and Corporate Governance Committee of the Board, (iv) recommending to the full Board corporate, social responsibility, community, and sustainability initiatives.  All of the directors who served on the Nominating and Corporate Governance Committee during 2021 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards.  The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which sets forth the purpose and responsibilities of the Nominating and Corporate Governance Committee in greater detail.  The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.  A copy of the Nominating and Corporate Governance Committee’s charter is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

22	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

The Nominating and Corporate Governance Committee, with the assistance of outside counsel, leads the Board in its annual self-assessment process.

Annual Self-Assessment Process

Board and Committee Questionnaires	Closed Session Discussions	Feedback Communicated	Feedback Acted Upon
written questionnaires covering a range of topics such as the role, organization, meetings, and effectiveness of the Board and Committees	closed session discussions of the Board and Committee evaluations between the Chair of the Nominating and Corporate Governance Committee and outside counsel	a summary of the evaluation results is prepared by outside counsel and provided to the full Board	the Board’s policies and procedures are updated as a result of director feedback from the Board evaluations

Every year outside counsel is engaged to assist the Board and each of its committees in a self-assessment of their performance, which was continued for 2021 performance.  For 2021, the Board was functioning at a high level of effectiveness and there was overall satisfaction with the Board’s performance, based upon the outside counsel’s summary.  The self-assessment measures six categories, including (i) the Board’s role; (ii) the Board’s organization; (iii) the Board’s Meetings; (iv) the Board’s agenda; (v) the individual responsibilities of Directors; and (vi) the Board’s Compensation.  In addition to providing a numerical response, Directors are encouraged to provide comments on each topic.  After the self-assessment is completed, outside counsel prepares a summary of the Board’s comments.  The Board reviews the summary and develops an action plan for identified areas of improvement to ensure timely and appropriate implementation.

In order to be considered a director nominee, a person’s (including an incumbent director’s) nomination must be approved by both a majority vote of the Nominating and Corporate Governance Committee and the vote of a majority of all directors.

When a determination has been made to nominate one or more persons, the Nominating and Corporate Governance Committee will have primary authority for identifying persons who meet our required qualifications and have the experience and abilities necessary to serve as effective members of the Board.  In performing this function, the Nominating and Corporate Governance Committee may rely on such resources as it deems appropriate, including, without limitation, recommendations from our management, from our incumbent directors, from third parties or from stockholders.  In addition, the Nominating and Corporate Governance Committee may, at our expense, engage the services of professional search firms or other consultants or advisers and may pay them such fees as the Nominating and Corporate Governance Committee shall determine to be reasonable and appropriate.

Each nominee should be committed to our basic beliefs as set forth in our Code of Business Conduct and Ethics and shall be an individual of integrity, intelligence and strength of character.  In addition, each nominee should have, among other attributes:

●	a reputation both personal and professional, consistent with our image and reputation;
●	relevant expertise and experience, including educational or professional backgrounds and should be able to offer advice and guidance to our management based on that expertise and experience;
●	a working knowledge of corporate governance issues and the role of boards;
●	demonstrated management and/or business skills or experience that will contribute substantially to the management oversight of the Company;

USA Truck	23

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

●	a general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; and
●	an understanding of our business and the general trucking or transportation industry, or the willingness and ability to develop such an understanding.

Finally, in identifying and selecting persons for consideration as nominees, the Nominating and Corporate Governance Committee will consider the rules and regulations of the SEC and The NASDAQ Stock Market Listing Standards (or such other stock exchange or stock market on which our securities may be listed or traded from time to time) regarding the composition of the Board and the qualifications of its members.

The Nominating and Corporate Governance Committee may take such actions as it deems appropriate to evaluate whether each person who has been recommended or proposed for approval as a nominee meets the qualifications, as described above, and set forth in the Nominating and Corporate Governance Committee charter, and otherwise has the experience and abilities necessary to be an effective member of the Board.

As set forth in detail in the Nominating and Corporate Governance Committee charter, it is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees, other than through our proxy access nomination procedures, if such recommendations are timely received and otherwise comply with the requirements set forth in our bylaws and applicable SEC rules.  The Nominating and Corporate Governance Committee will evaluate stockholder recommendations pursuant to the same procedures that it follows in connection with recommendations received from any other source. Stockholders must submit such recommendations in the manner and by the dates specified for stockholder nominations in our bylaws.  To be timely, recommendations must be received in writing at our principal executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting.  For the 2023 Annual Meeting, stockholder recommendations must be received by us no earlier than January 18, 2023 and no later than February 17, 2023.  A recommendation of a director submitted by a stockholder must include the following information:

●	the proposed nominee’s name, age, business address and residence address;
●	the proposed nominee’s principal occupation or employment;
●	a reputation both personal and professional, consistent with our image and reputation;
●	relevant expertise and experience;
●	the class and number of shares of our stock owned beneficially or of record by the proposed nominee and his or her affiliates and additional information concerning the nature of ownership and any risk mitigation arrangements;
●	such other information as is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act;
●	the nominating stockholder’s (and any beneficial holder’s) name and record address;
●	the class and number of shares of our stock owned beneficially or of record by any nominating stockholder and his, her or its affiliates, and any beneficial owner and additional information concerning nature of ownership and any risk mitigation arrangements;
●	a description of any agreements, arrangements or understandings between any nominating stockholder and the nominee pursuant to which the nomination is being made, and any material interest of the nominating stockholder in the nomination;
●	a representation that any nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the nominee; and
●	any other information required by Regulation 14A.

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2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Strategy and risk Committee

• • •
STRATEGY AND RISK COMMITTEE OVERVIEW
Meetings in 2021: 4 Members: Barbara J. Faulkenberry (Chairperson) M. Susan Chambers Rajan C. Penkar James D. Reed

HIGHLIGHTS

•
Assists with oversight responsibility related to the development and execution of the Company’s strategy and assessment of enterprise risks
•
Explores strategies and opportunities related to business growth

The Strategy and Risk Committee is responsible for (i) assisting the Board with its oversight responsibility related to the development and execution of the Company’s strategy and assessment of enterprise risks, (ii) assisting the Board in exploring strategies and opportunities related to business growth, (iii) ensuring the Company is taking appropriate measures to achieve a prudent balance between risk and reward in both ongoing and new business and strategic activities, (iv) evaluating significant risk exposures of the Company and assessing management’s actions and strategies to mitigate the exposures in a timely manner, in coordination with the Board and other Board committees, (v) as appropriate, recommend that the Board assign oversight responsibilities for certain risk areas to the Board’s committees, (vi) initiating and supervising investigations into any matters within the scope of its authority and responsibilities.  The Board has adopted a written charter for the Strategy and Risk Committee, which sets forth the purpose and responsibilities of the Strategy and Risk Committee in greater detail.  A copy of the Strategy and Risk committee’s charter is available at our website, http://usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

technology Committee

In May 2021, the Board determined that the Technology Committee was to be dissolved.  This committee met once in 2021.

Executive Committee

During 2021, the Board had a standing Executive Committee comprised of our non-employee directors.  The Executive Committee did not meet in 2021.

Other Board and Corporate Governance Matters

We are committed to conducting our business in accordance with the highest ethical standards.  As part of that commitment, the Board has adopted a Code of Business Conduct and Ethics Policy (“Code of Ethics”) applicable to all directors, officers and employees, which sets forth the conduct and ethics expected of all our affiliates and employees, a copy of which is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.  In addition, amendments to, or waivers of, a provision of the Code of Ethics that apply to our principal executive, financial and accounting officers or persons performing similar functions, will be posted at that same location on our website.  The Nominating and Corporate Governance Committee is responsible for recommending to the full Board corporate governance guidelines applicable to us and leading the Board in its annual review of the Board’s performance.

We adopted a Policy Statement and Procedures for Reporting Violations and Complaints (“Whistleblower Policy”), a copy of which is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.  The Whistleblower Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and our personnel, including senior management, accountable for adhering to our ethical standards.  The Whistleblower Policy establishes procedures for a person to report violations, by us or our personnel, of our Code of Ethics or any laws, rules or regulations without fear of retaliation.  The Whistleblower Policy also contains special procedures for

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EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

submission by employees, of confidential, anonymous complaints involving our accounting practices and internal accounting controls.

We also adopted a Stockholder Communications with Directors Policy, which describes the manner in which stockholders can send communications to the Board and sets forth our policy regarding Board members’ attendance at Annual Meetings.  This Policy is available at our website, http://www.usa-truck.com under the “Governance” tab of the “Investor Relations” menu.

Director Compensation

The following table sets forth information concerning compensation for the last fiscal year for our non-employee directors.

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Alexander D. Greene	112,250	89,988	202,238
Robert E. Creager	74,125	44,994	119,119
Gary R. Enzor	69,750	44,994	114,744
Barbara J. Faulkenberry	72,875	44,994	117,869
M. Susan Chambers	71,375	44,994	116,369
Rajan C. Penkar	45,000	44,994	89,994

1)	The amount in this column represents the fair value of the stock awards granted to each director in 2021, in accordance with FASB ASC Topic 718. On May 6, 2021, Mr. Greene was granted 5,514 shares of restricted common stock and the other directors were each granted 2,757 shares of restricted common stock. The shares will vest on the date of the 2022 Annual Meeting, subject to certain forfeiture and acceleration provisions.

Narrative to Director Compensation

CSI was engaged in early 2021 to review our director compensation and changes were made in May 2021 based upon those recommendations.  The changes were intended to compensate our directors in a competitive range compared to peer companies, commensurate with the significant amount of time, effort and expertise required to fulfill their duties to the Company.  As a result, CSI recommended elimination of meeting fees for Board and Committee service and an increase in retainers.  In an effort to preserve share availability in 2020, non-employee directors of the Board received cash in lieu of equity awards and director meeting fees were suspended through the 2021 Annual Meeting.  Instead of reinstating the meeting fees at that time, it was determined that meeting fees would be eliminated.

Under the new director compensation program, each non-employee, non-chair director was paid an annual cash retainer of $45,000 and a $45,000 equity retainer consisting of restricted shares of our Common stock.  The Chairperson was paid an annual cash retainer of $65,000, and a $90,000 equity retainer consisting of restricted shares of our Common stock. All equity retainers vest on the date of the 2022 Annual Meeting, subject to certain forfeiture and acceleration provisions. Our annual retainers in place before the most recent director compensation change in May 2021, were $35,000 annual cash retainer, $40,000 annual equity retainer, $55,000 Chairperson annual cash retainer, and $85,000 Chairperson annual equity retainer.

The Chair of the Audit Committee was paid an annual cash retainer of $15,000 ($7,500 previously).  Non-chair members of the Audit Committee were paid an annual cash retainer of $7,500 ($5,000 previously).

The Chair of the Executive Compensation Committee was paid an annual cash retainer of $10,000 ($5,000 previously).  Non-chair members of Executive Compensation Committee were paid an annual cash retainer of $5,000 ($2,000 previously).

The Chair of the Nominating and Corporate Governance Committee was paid an annual cash retainer of $7,500 ($5,000 previously).  Non-chair members of the Nominating and Corporate Governance Committee were paid an annual cash retainer of $3,750 ($2,000 previously).

The Chair of the Strategy and Risk Committee was paid a prorated annual cash retainer of $7,500.  Non-chair members of the Strategy and Risk Committee were paid a prorated annual cash retainer of $3,750 for services performed from May 2021 through December 31, 2021.

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2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

The Chair of the Technology Committee was paid a prorated annual cash retainer of $5,000 and non-chair members of the Technology Committee were paid a prorated annual cash retainer of $2,000 for services performed from January 2, 2021 until the committee’s dissolution in May 2021.

See “Proxy Summary – Corporate Governance Highlights & Best Practices” for a description of our Equity Retention and Anti-Hedging and Pledging Policy.

EXECUTIVE OFFICERS

The names and other biographical data for our current executive officers (other than Mr. Reed) are set forth below.  Biographical information for Mr. Reed is set forth under the heading “Class I Directors” above.

Zachary B. King.  Mr. King, 35, has served as our Executive Vice President and Chief Financial Officer since April 2020.  Prior to that, Mr. King served as the Company’s Vice President and Corporate Controller since 2017, and has been with the Company since 2015.  Prior to joining USA Truck, Mr. King served in a variety of finance and accounting roles for ABB Ltd, Samson Resources Corporation, and Deloitte.  Mr. King earned a Bachelor of Business Administration in accounting and a Master of Accountancy from the University of Central Arkansas.  Mr. King is a Certified Public Accountant.

Timothy W. Guin.  Mr. Guin, 57, has served as our Executive Vice President and Chief Commercial Officer since April 2018.  Previously, Mr. Guin served as Executive Vice President of Sales and Marketing at Swift Transportation from 2016 to 2018, and served as Vice President of Sales at Swift from 2011 to 2016.  From 2006 until 2010, he served as Vice President of Business Development in charge of Mergers and Acquisitions for U.S. Xpress Enterprises, Inc., a truckload transportation services provider.  Mr. Guin later became President and CEO of Arnold Transportation, a truckload transportation services provider, where he served until 2011.  Mr. Guin served on the Board of Directors at Arnold Transportation from 2010 until 2011.  Mr. Guin holds a Bachelor Degree in Political Science from Winthrop University.

George T. Henry.  Mr. Henry, 37, has served as our Senior Vice President – USAT Logistics since March 2018.  Previously, Mr. Henry served as Vice President of Logistics and Knight Dedicated at Knight Transportation, Inc., a truckload transportation services provider, from April 2013 to March 2018.  Prior to joining Knight, Mr. Henry served in various 3PL and brokerage roles at Transplace, a logistics provider, from November 2005 to April 2013, where he advanced in progressively more responsible roles, culminating in his promotion to Vice President of Capacity Services.  Mr. Henry has a Bachelor of Science degree in Supply Chain, Transportation and Logistics Management from the University of Wales, U.K.

Kimberly K. Littlejohn.  Ms. Littlejohn, 63, has served as our Senior Vice President – Chief Information Officer (“CIO”) since May 2017.  Ms. Littlejohn is responsible for providing communications, computing and security infrastructure that enables the Company’s internal business operations.  Ms. Littlejohn previously served as director of information technology at Interstate Distributor Co. and director of Nippon Yusen Kaisha global operations application support.  She has more than 30 years in the technology industry and 20 years in logistics.  Ms. Littlejohn holds a Bachelor of Arts from the University of Washington.

The Board appoints the President and CEO.  All other executive officers are appointed by the CEO after Board approval.  None of the corporations or organizations referenced in the executive biographies above is a parent, subsidiary, or other affiliate of the Company unless otherwise noted.

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EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

Executive Compensation

“Our executive compensation program is closely aligned with USA Truck’s business goals. By driving the right behaviors and strongly linking pay and performance, we incentivize our executive team to deliver long-term value for our stockholders.”

-
M. Susan Chambers, Executive Compensation Committee Chairperson
Named Executive Officers	Title
James D. Reed	President and Chief Executive Officer
Zachary B. King	Executive Vice President and Chief Financial Officer
Timothy W. Guin	Executive Vice President and Chief Commercial Officer
George T. Henry	Senior Vice President – USAT Logistics
Kimberly K. Littlejohn	Senior Vice President and Chief Information Officer

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we explain how our executive compensation programs, policies and decisions are formulated, applied and operated with respect to our Named Executive Officers, as designated above.  We also discuss and analyze our executive compensation programs, including each component of compensation awarded under the programs, and the corresponding compensation amounts for each Named Executive Officer.

This section should be read in conjunction with the sections entitled “Executive Compensation – Summary Compensation Table” (and related tabular and narrative discussions) and “Corporate Governance – The Board of Directors and its Committees – Committees of the Board of Directors – Executive Compensation Committee” contained in this Proxy Statement.  As noted in that section, our Executive Compensation Committee, which is comprised only of directors who satisfy applicable SEC and NASDAQ independence requirements, oversees and administers our executive compensation policies and practices.

Key Features of Our Executive Compensation Program

Direct link between pay and performance that aligns business strategies with value creation	Appropriate balance between short- and long-term compensation discourages short-term risk taking at the expense of long-term results	Independent compensation consultant retained by the Executive Compensation Committee

Double-trigger change-in-control provisions on all awards	Equity Retention Policy	Anti-Hedging and Anti-Pledging Policy

Clawback Policy to recoup incentive-based compensation	No repricing of stock options without stockholder approval	No payment of dividends on unvested awards

One year minimum vesting periods	No excessive perquisites for executives	No tax gross-ups on equity awards, severance or change-in-control payments

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PROXY STATEMENT

PHILOSOPHY AND OBJECTIVES

Align compensation with our business objectives and the interests of our stockholders and reward the achievement of corporate goals

Design management compensation to align with long-term increases in stockholder value and expose the holder to the risk of stock prices fluctuations

Clawback Policy that requires executive officers to forfeit or reimburse us for performance-based compensation in the event of a material financial restatement or the imposition of material financial penalty

Encourage and reward high levels of performance

Balance the mix of fixed and performance-based compensation, with the performance-based compensation encouraging high levels of performance

Mitigate potential risk relating to short-term incentives

Balance the mix of fixed and performance-based compensation without overweighting annual cash incentives that may encourage strategies and risks uncorrelated with our long-term best interests

Mitigate potential risks through limits on cash awards, which are built into our plan design

Attract and retain executive officers who contribute to our long-term success

Attract qualified candidates with cash and with time- and performance-based equity incentives

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EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

PROCEDURES FOR DETERMINING COMPENSATION

● ● ●
Pay Considerations In making decisions regarding total compensation, the Executive Compensation Committee considers whether that compensation is:
●
fair and reasonable to us and to our Named Executive Officers;
●
internally appropriate based upon our culture and the compensation of our other employees;
●
within a reasonable range of the compensation afforded by other opportunities; and
●
comparable to market with respect to base salary, target bonus, long-term incentive grant value and total compensation.

In determining the mix of fixed and variable/at risk compensation elements, the Executive Compensation Committee considers the effect of each element in relation to total compensation.  The Executive Compensation Committee specifically considers whether each element provides an appropriate incentive and reward for performance that enhances long-term stockholder value.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Executive Compensation Committee, the Executive Compensation Committee’s general understanding of compensation levels at public companies, the historical compensation levels of our Named Executive Officers and, with respect to Named Executive Officers other than the CEO, we consider the recommendations of the CEO.  In determining compensation, the Executive Compensation Committee also considers the advice of CSI, the Executive Compensation Committee’s independent compensation consultant.

CSI has provided analysis and recommendations that impact the Executive Compensation Committee’s decisions, including the following services with respect to compensation decisions since CSI’s engagement:

●	attendance at meetings of the Executive Compensation Committee, as requested by the Chairperson;
●	advice on market trends, regulatory issues and developments and how they may impact our executive and director compensation programs;
●	review of compensation strategy and executive and director compensation programs for alignment with our strategic business objectives;
●	advice on the design of executive and director compensation programs to ensure the linkage between pay and performance;
●	market data analyses;
●	advice to the Executive Compensation Committee on setting compensation for executive officers and directors; and
●	such other activities as requested by the Executive Compensation Committee.

BENCHMARKING COMPENSATION

As described throughout this report, the Executive Compensation Committee takes multiple factors and inputs into account when making compensation decisions.  One such input is information regarding the external executive compensation market.  The Executive Compensation Committee takes into account information regarding pay for both individual positions and the executive group as a whole.  CSI provides the Executive Compensation Committee with periodic market assessments reflecting the form and size of compensation opportunities. This information details practices for specific elements of compensation (salary and incentives) and is adjusted to reflect our financial size relative to the market comparison groups.  From these market assessments, the Executive Compensation Committee is able to monitor the amount, mix, and design of our executive pay versus the relevant, competitive marketplace.  This market assessment is factored together with a historic inventory of individuals’ compensation including realizable and realized pay. In 2021, CSI reviewed target pay for our Named Executive Officers and concluded the pay opportunities were reflective of practices of the general market and the transportation industry.

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2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

ELEMENTS OF COMPENSATION

Our compensation program consists of two major elements, fixed and performance-based compensation.  In 2021, total compensation for executive officers, including our Named Executive Officers, consisted of one or more of the following components:

	COMPENSATION ELEMENT	OBJECTIVES	KEY CHARACTERISTICS
◄ FIXED ►	Base Salary
●
acknowledge an individual’s position, responsibility, experience, performance and tenure;
●
attract, motivate, and retain highly qualified executives; and
●
provide our executive officers with stability that allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.

We consider the quality and effectiveness of the executive’s leadership, scope of responsibilities, past performance and future potential of providing value to our stockholders, the executive’s current salary, qualifications, and experience, including, but not limited to, the executive’s industry knowledge and the executive’s length of service with us.

◄ VARIABLE / AT RISK ►	Performance-Based Annual Cash Bonus	● reward our executive officers for high levels of achievement; ● incentivize our executive officers to increase stockholder value; and ● emphasize our corporate goals.

Under the 2021 Management Cash Bonus Plan, and consistent with the objectives of the Incentive Plan, our Named Executive Officers were eligible to earn cash bonuses upon achievement of certain levels of certain annual goals.  The 2021 Management Cash Bonus Plan includes measurements focused on safety, Consolidated Adjusted Operating Income, USAT Logistics margin, revenue per truck per week, leverage, and driver turnover, to emphasize stockholder value creation and our key long-term initiatives and to further align our executive compensation program with the transportation industry.  The 2021 Management Cash Bonus Plan is further described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 Management Cash Bonus Plan.”

	Equity	● incentivize building stockholder value over the long-term through performance-based equity awards and multi-year vesting periods; and ● encourage retention with time-vested equity awards.

The Incentive Plan allows the Executive Compensation Committee to link compensation to performance over a period of time by using equity-based awards (which often value long-term prospects), requiring holding periods for equity grants, and granting awards that have multi-year performance and vesting schedules. Awards with multi-year performance and vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance. Such awards create incentives for executive officers to increase stockholder value over an extended period of time because the value received from such awards is partially based on the growth of the stock price. For the 2021 equity incentive plan (the “2021 EIP”), we reinstated our practice of granting performance-based and time-based equity awards. In addition to the 2021 EIP, we approved the 2021 Retention Grant for Messrs. King, Guin, and Henry to encourage retention. For details regarding our 2021 EIP see “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 EIP.”  For details regarding our 2021 Retention Grant see “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 Retention Grant.”

Other

Employee Benefits:

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.  In addition, we also provide to our executive officers, including our Named Executive Officers, premium payments on life insurance policies, under which we are not the beneficiary.

Non-Qualified Deferred Compensation:

We did not offer non-qualified deferred compensation programs during the year ended December 31, 2021.

Pension Benefits

We did not offer a pension plan during the year ended December 31, 2021.

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Mix of Fixed and Performance-Based Compensation

The following chart shows target, realizable, and realized compensation for Mr. Reed for 2021 and depicts how our compensation design aligns pay with corporate performance.

The following chart shows target, realizable, and realized compensation for Messrs. King, Guin, and Henry and Ms. Littlejohn for 2021 and depicts how our compensation design aligns pay with corporate performance.

Target, realizable and realized compensation in each chart above includes base salary and other compensation types as disclosed under the same headings in the Summary Compensation Table.

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2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Target compensation also includes:

●	the value of performance-based stock awards granted during 2021 (using the closing price on the grant date);
●	the value of time-based equity awards granted during 2021 (using the closing price on the grant date); and
●	performance-based cash incentive awards at target.

Realizable compensation also includes:

●	the value of performance-based stock awards granted during 2021 (using the closing price on December 31, 2021, the last trading day of the fiscal year);
●	the value of time-based equity awards granted during 2021 (using the closing price on December 31, 2021, the last trading day of the fiscal year); and
●	performance-based cash incentive awards earned under the 2021 Management Cash Bonus Plan.

Realized compensation also includes, the following, which represents the value received from awards vested and not from shares sold:

●	the value of performance-based stock awards vested during 2021 (using the closing price on the vest date);
●	the value of time-based stock awards vested during 2021 (using the closing price on the vest date); and
●	performance-based cash incentive awards earned under the 2021 Management Cash Bonus Plan.

Compensation Paid to Our Named Executive Officers

President and Chief Executive Officer Compensation Structure

Mr. Reed

For his service as our President and Chief Executive Officer, the Executive Compensation Committee approved 2021 compensation and benefits for Mr. Reed as follows:

●	an annualized base salary of $500,000, increased to $515,000, effective April 1, 2021;
●	participation in the 2021 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2021 Management Cash Bonus Plan”; and
●	participation in the 2021 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2021 EIP”.

Compensation of Our Other Named Executive Officers

Mr. King

For service as our Executive Vice President and Chief Financial Officer, the Executive Compensation Committee approved 2021 compensation and benefits for Mr. King as follows:

●	an annualized base salary of $240,000, increased to $255,000, effective April 1, 2021;
●	participation in the 2021 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2021 Management Cash Bonus Plan”;
●	participation in the 2021 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2021 EIP”; and
●	participation in the 2021 Retention Grant, a more detailed description of which is provided below under the heading “2021 Retention Grant”.

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EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

Mr. Guin

For his service as our Executive Vice President and Chief Commercial Officer, the Executive Compensation Committee approved 2021 compensation and benefits for Mr. Guin as follows:

●	an annualized base salary of $310,000, increased to $320,000, effective April 1, 2021;
●	participation in the 2021 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2021 Management Cash Bonus Plan”;
●	participation in the 2021 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2021 EIP”; and
●	participation in the 2021 Retention Grant, a more detailed description of which is provided below under the heading “2021 Retention Grant”.

Mr. Henry

For his service as our Senior Vice President - USAT Logistics, the Executive Compensation Committee approved 2021 compensation and benefits for Mr. Henry as follows:

●	an annualized base salary of $240,000, increased to $250,000, effective April 1, 2021;
●	participation in the 2021 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2021 Management Cash Bonus Plan”;
●	participation in the 2021 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2021 EIP”; and
●	participation in the 2021 Retention Grant, a more detailed description of which is provided below under the heading “2021 Retention Grant”.

Ms. Littlejohn

For her service as our Senior Vice President and Chief Information Officer, the Executive Compensation Committee approved 2021 compensation and benefits for Ms. Littlejohn as follows:

●	annualized base salary of $240,000;
●	participation in the 2021 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2021 Management Cash Bonus Plan”; and
●	participation in the 2021 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2021 EIP”.

34	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

2021 Management Cash Bonus Plan

Under the 2021 Management Cash Bonus Plan, our Named Executive officers were eligible to earn cash bonuses upon achievement of certain levels of the 2021 Company Goals, set forth in the table below, and, for Mr. Henry, a business unit goal, with a performance period from January 1, 2021 to December 31, 2021.

The 2021 Company Goals were as follows:

2021 Company Goals
Metrics	Minimum	Target	Maximum
Safety Goal - DOT Crashes Per Million Miles (“DOT CPMM”) (1)	0.60	0.50	0.40
Consolidated Adjusted Operating Income (2) (in thousands)	$16,573	$20,716	$24,859
USAT Logistics margin (3) (in thousands)	$19,646	$24,558	$29,470
Revenue per truck per week (Truckload) (4)	$3,513	$3,903	$4,293
Leverage - Net Debt to Adjusted EBITDA (5)	3.0	2.5	2.0
Driver turnover (6)	110%	100%	90%

1)	DOT CPMM Calculation – [(Reportable accidents, as reported by the Department of Transportation (the “DOT”), adjusted for those that are preventable) / (Total International Fuel Tax Agreement Miles) * One Million Miles].
2)	Consolidated Adjusted Operating Income - Consolidated operating revenue, net of fuel surcharge revenue, less operating expenses (before intersegment eliminations) excluding amortization of acquisition related intangibles, net of fuel surcharge revenue from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3)	USAT Logistics gross margin – USAT Logistics operating revenue (before intersegment eliminations) less USAT Logistics purchased transportation expense.
4)	Revenue per truck per week (Truckload) - Revenue per available truck excluding fuel in our Truckload service offering.
5)	Leverage – Net Debt to Adjusted EBITDA – Net Debt (total debt and finance lease liabilities, net of cash (excluding restricted cash), divided by Adjusted EBITDA, which is earnings before taxes, interest, depreciation and amortization.
6)	Driver turnover – [(Total Company drivers and independent contractors who cease employment after their first solo dispatch) / (2021 average total Company driver and independent contractors), annualized].

For Messrs. Reed, King, Guin, and Ms. Littlejohn 100% of this bonus opportunity was based upon achievement of the 2021 Company Goals, with each 2021 Company Goal weighted equally.  The bonus opportunity for Mr. Henry was based 50% upon achievement of the 2021 Company Goals (weighted equally) and 50% upon achievement of his business unit goal.

The business unit goal for Mr. Henry was as follows:

2021 Business Unit Goals
Metrics	Minimum	Target	Maximum
USAT Logistics Adjusted Operating Income (in thousands)	$3,157	$3,946	$4,735
1)	USAT Logistics Adjusted Operating Income – USAT Logistics operating revenue (before intersegment eliminations) net of fuel surcharge revenue, less operating expenses (before intersegment eliminations) net of fuel surcharge revenue.

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EXECUTIVE COMPENSATION	2022 ANNUAL
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The total cash bonus achievable (represented as a percentage of year-end annualized base salary) for our Named Executive Officers is set forth in the table below.

Potential Cash Payments (1)
(as a % of Year-End Annualized Base Salary)
Named Executive Officer	Minimum (2)	Target	Maximum
Mr. Reed	20.0%	80.0%	140.0%
Mr. Guin	15.0%	60.0%	105.0%
Messrs. King and Henry and Ms. Littlejohn	12.5%	50.0%	87.5%
1)	The potential cash payments to Messrs. Reed, King and Guin and Ms. Littlejohn were based 100% on achievement of the 2021 Company Goals, with each 2021 Company Goal weighted equally. The potential cash payment to Mr. Henry was based 50% on achievement of the 2021 Company Goals (weighted equally) and 50% on achievement of his business unit goal.
2)	The minimum percentage stated in this column reflects the aggregate percentage payable upon minimum achievement of all of the 2021 Company Goals, as well as achievement of the business unit goal for Mr. Henry.

The Executive Compensation Committee also determined that bonuses would be prorated for results that fall between the minimum and target and between the target and maximum payment goals.

In February 2022, the Executive Compensation Committee determined that actual results of the 2021 Company Goals and Mr. Henry’s business unit goal were as follows:

Metrics	Results
Safety Goal - DOT “CPMM”	0.88
Consolidated Adjusted Operating Income (in thousands)	$38,668
USAT Logistics gross margin (in thousands)	$39,300
Revenue per truck per week (Truckload)	$4,264
Leverage - Net Debt to Adjusted EBITDA	1.9
Driver turnover	74%
USAT Logistics Adjusted Operating Income (in thousands)	$14,710

Based upon such results, the Executive Compensation Committee determined that Messrs. Reed, King, Guin, Henry and Ms. Littlejohn earned the following amounts under the 2021 Management Bonus Cash Plan:  $597,004, $184,752, $278,215, $199,940, and $173,885, respectively.

2021 EIP

The Executive Compensation Committee set the following targets as a percentage of annualized base salary for the 2021 EIP, with the performance-based portion weighted at 60% and the time-based portion weighted at 40%.

			2021 EIP
	Total 2021	2021 EIP Time-	Performance-
	EIP Target	Based Portion	Based Portion
	(as a % of	(as a % of	(as a % of
	Annualized	Annualized	Annualized Base
Named Executive Officer	Base Salary)	Base Salary)	Salary)
Mr. Reed	130.0%	52.0%	78.0%
Mr. King	75.0%	30.0%	45.0%
Mr. Guin	100.0%	40.0%	60.0%
Mr. Henry	75.0%	30.0%	45.0%
Ms. Littlejohn	75.0%	30.0%	45.0%

36	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Based on such targets, the Executive Compensation Committee granted restricted shares of Common stock subject to the 2021 EIP, as shown below.  The closing stock price on the March 7, 2021 was $15.00.

2021 EIP
Named Executive Officer	Time-Based Shares	Performance-Based Shares	Grant Date
Mr. Reed	17,853	26,780	March 7, 2022
Mr. King	5,100	7,650	March 7, 2022
Mr. Guin	8,533	12,800	March 7, 2022
Mr. Henry	5,000	7,500	March 7, 2022
Ms. Littlejohn	4,800	7,200	March 7, 2022

The 2021 EIP Time-Based Shares will vest in four equal annual installments.

The 2021 EIP Performance-Based Shares are subject to vesting upon achievement of the performance goals under the 2021 EIP (the “2021 EIP Goals”) over a three-year performance period beginning January 1, 2021 and ending December 31, 2023 (the “2021 EIP Performance Period”).  The 2021 EIP Goals are based upon the Company achieving a certain Compound Annual Growth Rate (“CAGR”) for consolidated pre tax income and USAT Logistics achieving a certain CAGR for revenue over the 2021 EIP Performance Period, with each goal weighted equally.  The Executive Compensation Committee adopted measures of growth for the 2021 EIP design parameters because it believes a growth model creates better alignment for the pay of our Named Executive Officers with the performance of the Company.

The 2021 EIP Goals are as follows, with each weighted equally:

2021 EIP Goals
Metrics	Minimum	Target	Maximum
3 Year USAT Logistics “Revenue CAGR” (1)	2.5%	5.0%	7.5%
3 Year Consolidated Pre Tax “income CAGR” (2)	14.4%	23.3%	34.1%
1)	3 Year USAT Logistics Revenue CAGR – This metric is defined as the percent change in the total amount of revenue earned by USA Truck’s USAT Logistics segment per year over the 2021 EIP Performance Period.
2)	3 Year Consolidated Pre Tax Income CAGR – This metric is defined as the consolidated Company earnings before income tax expense or benefit per year over the 2021 EIP Performance Period.

The 2021 EIP Performance-Based Shares were issued at target on the grant date.  To provide for more flexibility and to conserve shares under the Incentive Plan, for the performance-based shares, the minimum was set at 80% of target and the maximum was set at 120% of target, rather than a minimum of 25% and a maximum of 175% under previous equity incentive grants.  Set forth below are the minimum, target and maximum number of performance-based shares that may be earned under 2021 EIP:

	Minimum		Maximum
Named Executive Officer	(80% of Target) (1)	Target	(120% of Target)
Mr. Reed	21,424	26,780	32,136
Mr. King	6,120	7,650	9,180
Mr. Guin	10,240	12,800	15,360
Mr. Henry	6,000	7,500	9,000
Ms. Littlejohn	5,760	7,200	8,640
1)	The minimum number of shares in this column reflects the aggregate number of shares upon minimum achievement of both 2021 EIP Goals.

The Executive Compensation Committee also created specific parameters for awarding shares within incremental ranges of achievement of the 2021 EIP Goals by providing that achievement would be prorated for results that fall between the minimum and target and between the target and maximum goals.

USA Truck	37

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

2021 Retention Grant

In March 2021, the Executive Compensation Committee approved an additional equity grant to Messrs. King, Guin and Henry in recognition of their performance in 2020 and to further encourage retention (the “2021 Retention Grant”).  Pursuant to this 2021 Retention Grant, each participant received an equity award consisting of 10,000 shares of restricted stock.  Awards under the 2021 Retention Grant will vest in four equal annual installments commencing on the first anniversary of the grant date.

Opportunities under the 2021 Management Cash Bonus Plan and awards under both the 2021 EIP and 2021 Retention Grant are subject to continued employment and certain vesting, forfeiture and termination provisions.

2019 EIP Forfeiture

Performance-based restricted stock awarded under the 2019 equity incentive plan (the “2019 EIP Performance-Based Shares”) were subject to vesting upon achievement of certain 3 year levels of Consolidated Cumulative Adjusted EBITDAR and Consolidated Adjusted Operating Ratio, with each goal weighted equally (together, the “2019 EIP Goals”), over the performance period of January 1, 2019 to December 31, 2021.  All of the Named Executive Officers received 2019 EIP Performance-Based Shares.

The performance goals under the 2019 EIP Performance-Based Shares were as follows:

2019 EIP Goals
Metrics	Minimum	Target	Maximum
3 Year Consolidated Cumulative Adjusted EBITDA[R] (1)	$244,170,688	$305,213,360	$366,256,032
3 Year Consolidated Adjusted Operating Ratio (2)	94.75%	93.44%	92.13%
1)	3 Year Consolidated Cumulative Adjusted EBITDA[R] - The sum of earnings before taxes, interest, depreciation, amortization, and rents for each of the years ended December 31, 2019, 2020 and 2021.
2)	3 Year Consolidated Adjusted Operating Ratio - Operating expenses, net of fuel surcharge, as a percentage of operating revenue excluding fuel surcharge revenue, with each component being the sum of the applicable amount for the years ended December 31, 2019, 2020, and 2021.

In February 2022, the Executive Compensation Committee determined that the 2019 EIP Performance-Based Shares were forfeited because performance was below the minimum threshold for both 2019 EIP Goals.

Potential Payments Upon Termination or Change in Control

Messrs. Reed, King, Guin, and Henry each have substantially identical Change-in-Control/Severance Agreements (each, a “Severance Agreement”) with the Company.  Ms. Littlejohn has a Change-in-Control Agreement, but not a Severance Agreement.  Each Severance Agreement and Change-in-Control Agreement includes a double-trigger change-in-control provision. Under the Severance Agreements, the participant is entitled to certain severance benefits if (i) we terminate the participant’s employment without “cause” (as defined in the Severance Agreement) other than in connection with or following a “change-in-control” (as defined in the Severance Agreement) (the “Severance Benefit”) or (ii) in the event of and for the twelve-month period following a “change-in-control,” we or our successor terminates the participant’s employment without “cause” or the participant is subject to a “constructive termination” (as defined in the Severance Agreement) (the “Change-in-Control Benefit”).  The Severance Benefit and the Change-in-Control Benefit are mutually exclusive and the participant would not be entitled to both benefits.  Eligibility for the payment of the Severance Benefit is subject to execution by the recipient of a general release of claims against us and ongoing compliance with certain restrictive covenants.

38	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

With respect to the Severance Benefit, participants would be entitled to benefits as follows in the event a qualifying termination had occurred as of December 31, 2021:

					Total Aggregate
					Payments if
					Termination
Named		Lump Sum Short-Term		Relocation	Occurred as of
Executive	Salary	Incentive Cash	COBRA	Services	December 31,
Officer	Continuation	Compensation	Reimbursement	Benefit	2021
Mr. Reed	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$1,112,004
Mr. King	6 months (1)	To the extent earned in the year of termination, prorated for partial year of service	—	—	$312,252
Mr. Guin	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$598,215
Mr. Henry	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$449,940
Ms. Littlejohn	—	—	—	—	—

1)	In February 2022, based upon a review of market practices by the Executive Compensation Committee’s compensation consultant and Mr. King’s role at the Company, the Executive Compensation Committee changed the salary continuation upon such termination to 12 months.

With respect to the Change-in-Control Benefit, participants would be entitled to benefits as follows in the event a qualifying termination had occurred as of December 31, 2021:

					Total Aggregate
	Lump Sum				Payments if
	Severance				Termination
Named	Payment as	Lump Sum Short-Term		Relocation	Occurred as of
Executive	Percentage of	Incentive Cash	COBRA	Service	December 31,
Officer	Base Salary	Compensation	Reimbursement	Benefit	2021
Mr. Reed	150% (1)	150% of target for the year of termination (1)	$34,479	$50,000	$1,474,979
Mr. King	150%	150% of target for the year of termination	$34,479	—	$608,229
Mr. Guin	150%	150% of target for the year of termination	$34,479	—	$802,479
Mr. Henry	150%	150% of target for the year of termination	$34,479	—	$596,979
Ms. Littlejohn	150%	150% of target for the year of termination	$25,674	$50,000	$615,674
1)	In February 2022 based upon a review of market practices by the Executive Compensation Committee’s compensation consultant and Mr. Reed’s role at the Company, the Executive Compensation Committee changed this multiple to 200%.

The Severance Agreements do not provide for a gross-up payment to the participants to offset excise taxes that may be imposed on excess parachute payments under Section 4999 of the Code.  Instead, under the Severance Agreements, if such excise taxes are imposed, the executive will either receive all of the benefits to which he is entitled under the agreement, subject to the excise tax, or have his benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.

Awards granted to recipients, including our Named Executive Officers, include a double trigger provision, which provides for the payment, or acceleration of payment, of compensation following a change-in-control only when the recipient is terminated without “cause” or is subject to a “constructive termination” during the twelve months following a change-in-control.  None of the outstanding awards, including to our Named Executive Officers, include a single trigger provision.

USA Truck	39

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

The estimated value of restricted stock and options that would have vested for our Named Executive Officers as of December 31, 2021, under the acceleration scenarios described above are as follows:

	Value of Accelerated	Value of Accelerated
Named Executive Officer	Restricted Stock (1)	Options (2)
Mr. Reed	$4,130,408	$51,305
Mr. King	$761,484	$1,167
Mr. Guin	$1,434,441	$18,644
Mr. Henry	$931,656	$13,983
Ms. Littlejohn	$685,105	$7,457
1)	The value for the accelerated restricted stock was calculated by multiplying the closing price of our stock on December 31, 2021 ($19.88) by the number of shares of accelerated restricted stock.
2)	The value for the accelerated options was calculated by subtracting the exercise price of the accelerated options from the closing price of our stock on December 31, 2021 ($19.88) and multiplying that amount by the number of accelerated options.

In addition, certain of the awards of restricted stock and options to our Named Executive Officers include accelerated vesting provisions upon eligible retirement (with the consent of the Executive Compensation Committee), death, or disability (as defined in Section 22(e) of the Internal Revenue Code (the “Code”)).  The estimated value of restricted stock that would have vested for our Named Executive Officers as of December 31, 2021, upon eligible retirement, death, or disability are as follows:

	Value of Accelerated	Value of Accelerated
Named Executive Officer	Restricted Stock (1)	Options (2)
Mr. Reed	$2,269,262	$21,666
Mr. King	$215,797	$494
Mr. Guin	$548,290	$7,875
Mr. Henry	$342,552	$5,906
Ms. Littlejohn	$280,606	$3,150
1)	The value for the accelerated restricted stock was calculated by multiplying the closing price of our stock on December 31, 2021 ($19.88) by the number of shares of accelerated restricted stock.
2)	The value for the accelerated options was calculated by subtracting the exercise price of the accelerated options from the closing price of our stock on December 31, 2021 ($19.88) and multiplying that amount by the number of accelerated options.

Accounting and Tax Considerations

The Executive Compensation Committee considers the accounting and tax consequences of our compensation programs.

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation greater than $1 million paid for any fiscal year to certain executive officers.  For taxable years beginning after December 31, 2017, this limit applies to performance-based compensation that was previously eligible for exclusion from the $1 million deduction limit, unless the compensation is eligible for grandfathering under the tax law changes.

Although this tax deduction for performance-based compensation has been eliminated, we believe that a strong link between pay and performance is critical to align executive and stockholder interests.  Going forward, the Company and the Executive Compensation Committee will continue to ensure that a significant portion of pay for our Named Executive Officers, including the CEO, is at risk and subject to the attainment of the performance goals of our compensation programs.

The Executive Compensation Committee also considers, and attempts to avoid, additional taxes or interest charges under Section 409A(a)(1)(B) of the Code.  If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A(a)(2), (3) and (4), then the benefits are taxable in the first year that they are not subject to a substantial risk of forfeiture and are subject to additional tax plus interest under Section 409A(a)(1)(B).

40	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Compensation Decisions with Respect to 2022

“Our 2022 executive compensation plan design aligns performance and stockholder value creation. It does this by rewarding achievement of key initiatives:

●
growing our profitability;
●
improving margins in our expanding logistics business;
●
optimizing truck productivity;
●
retaining our drivers; and
●
improving our safety;

with meaningful performance-based compensation, as well as encouraging retention of a senior management team that has led a successful ongoing transformation.”

M. Susan Chambers, Executive Compensation Committee Chairperson

Executive Compensation Committee engaged its compensation consultant to do a review of the Company’s executive compensation plan design and make recommendations for 2022.  In February 2022, the Executive Compensation Committee took certain actions with respect to the executive compensation based upon such recommendations.

2022 Salary

The Executive Compensation Committee approved an increase in the annual salary for Mr. Reed from $515,000 to $575,000, Mr. King from $255,000 to $300,000, Mr. Guin from $320,000 to $335,000, Mr. Henry from $250,000 to $275,000 and Ms. Littlejohn from $240,000 to $265,000, all effective April 1, 2022.

2022 Management Cash Bonus Plan

The Executive Compensation Committee approved a management cash bonus plan (the “2022 Management Cash Bonus Plan”) that rewards participants, including our Named Executive Officers, with cash bonuses based upon the attainment of certain performance objectives for the year ending December 31, 2022.  Under the 2022 Management Cash Bonus Plan, participants may receive a cash payout expressed as a percent of their year-end annualized base salary depending upon the Company’s achievement of the six equally weighted operating metrics used in the 2021 Management Cash Bonus Plan, with the qualified targets updated based upon improved Company performance and the Company’s internal initiatives (collectively, the “2022 Company Goals”).  The total cash bonus achievable is set forth in the table below.

Potential Cash Payments
(as a % of Year-End Annualized Base Salary)
Named Executive Officer	Minimum (1)	Target	Maximum
Mr. Reed	25.0%	100.0%	175.0%
Messrs. King, Guin and Henry and Ms. Littlejohn	15.0%	60.0%	105.0%
1)	The minimum percentage stated in this column reflects the aggregate percentage payable upon minimum achievement of all of the 2022 Company Goals.

2022 EIP

The Executive Compensation Committee approved an equity incentive plan for 2022 (the “2022 EIP”), under which participants, including our Named Executive Officers, are eligible to receive certain equity awards in the form of restricted stock subject to both performance-based and time-based vesting.  The primary objectives of the 2022 EIP are to reward long-term attainment of Company objectives (through performance-based equity with a three-year performance period) and encourage retention (through time-based equity that vests over a four-year period).  The performance period for the 2022 EIP is from January 1, 2022 through December 31, 2024 (the “2022 EIP Performance Period”).

USA Truck	41

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

The Committee set the following targets as a percentage of annualized base salary for the 2022 EIP, with the performance-based portion weighted at 60% and the time-based weighted at 40%:

2022 EIP
Named Executive Officer	Total Target	Time-Based Portion	Performance-Based Portion
Mr. Reed	150.0%	60.0%	90.0%
Messrs. King and Guin	100.0%	40.0%	60.0%
Mr. Henry and Ms. Littlejohn	80.0%	32.0%	48.0%

Based on such targets, the Executive Compensation Committee granted restricted shares subject to the 2022 EIP as follows:

	2022 EIP	2022 EIP
Named Executive Officer	Time-Based Shares	Performance-Based Shares
Mr. Reed	14,059	21,087
Mr. King	4,890	7,334
Mr. Guin	5,461	8,190
Mr. Henry	3,586	5,378
Ms. Littlejohn	3,456	5,182

The 2022 EIP Performance-Based Shares vest based upon the Company achieving a certain CAGR for both pre tax income and USAT Logistics revenue over the 2022 EIP Performance Period, with each goal weighted equally.  For the 2022 EIP Performance-Based Shares, the minimum threshold was set at 25% of target and the maximum payout was set at 175% of target.  The Executive Compensation Committee also created parameters for awarding shares within incremental ranges of achievement of the goals by providing achievement would be prorated for results that fall between the minimum and target and between the target and maximum goals. The 2022 EIP Time-Based Shares vest in four equal annual installments commencing on the first anniversary of the grant date.  All restricted shares under the 2022 EIP are subject to continued employment and certain vesting, forfeiture and termination provisions.

2022 Accelerator Award

The Executive Compensation Committee approved a special performance-based award for 2022 (the “2022 Accelerator Award”), under which participants were granted performance-based restricted shares to incent continued improvement in financial results.  Messrs. Reed, King, Guin and Henry and Ms. Littlejohn were granted 14,350 shares, 12,800 shares, 8,100 shares, 12,050 shares, and 3,050 shares, respectively, of restricted stock subject to performance-based vesting under the 2022 Accelerator Award.  The performance-based component of the 2022 Accelerator Award is based upon the Company achieving a certain consolidated pre tax income and USAT Logistics revenue over a two-year performance period, with each goal weighted equally.  The performance period is from January 1, 2022 through December 31, 2023.  Attainment of one of the performance goals results in 50% vesting; attainment of both of the performance goals results in 100% vesting.  There are no partial attainment levels, and the restricted shares are subject to continued employment and certain vesting, forfeiture and termination provisions.

Amendments to Severance Agreements

The Executive Compensation Committee approved amendments to both Mr. Reed’s and Mr. King’s Severance Agreements.  Based upon a review of market practices by the Executive Compensation Committee’s compensation consultant and considering Mr. Reed’s current position as the Company’s President and Chief Executive Officer, the Executive Compensation Committee modified the change-in-control multiple since such multiple had not been changed from when Mr. Reed was the Company’s Chief Financial Officer and a modification was appropriate based upon Mr. Reed’s change in role and market practices.  Under Mr. Reed’s Severance Agreement the multiple for determining payments upon a qualifying termination within 12 months of a change-in-control was 150% (both for salary and short-term incentive cash at target).  The Executive Compensation Committee changed such multiple to 200% (both for salary and short-term incentive cash at target).

42	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Under Mr. King’s Severance Agreement, Mr. King would receive 6 months’ salary continuation upon qualifying termination, at any time other than within 12 months of a change-in-control, and other than as a result of disability.  Based upon a review of market practices by the Executive Compensation Committee’s compensation consultant and Mr. King’s role at the Company, the Executive Compensation Committee changed the salary continuation upon such a termination to 12 months.

Risks Regarding Compensation

As required by the SEC rules, the Executive Compensation Committee has assessed the risks that could arise from our compensation policies for all employees, including employees who are not officers, and has concluded that such policies are equitable, comparable to other transportation companies, and are not reasonably likely to have a materially adverse effect on us.  In making this determination, the Executive Compensation Committee primarily considered the following factors:

●	our general compensation structure utilizes a combination of short-term (such as base salary and performance-based annual cash bonuses) and long-term (equity awards) elements. This balanced mix aligns our compensation with the achievement of short- and long-term goals, promotes short- and long-term executive decision-making, and that we believe does not encourage or incentivize unreasonable risk-taking;
●	our prohibition of vesting periods of less than twelve months;
●	equity awards are limited by the terms of our Incentive Plan to a fixed maximum and are subject to staggered or long-term vesting schedules, which aligns the interests of our executive officers and employees with those of our stockholders;
●	the Executive Compensation Committee is comprised of only independent directors who review and make compensation decisions based on objective measurements and payment methodologies;
●	all of our equity awards contain double trigger change-in-control provisions upon consummation of a change-in-control;
●	awards are subject to limits as to the number of shares or cash received in a calendar year;
●	we have equity retention, anti-hedging and anti-pledging, and clawback policies;
●	base salaries for our employees are competitive and generally consistent with salaries paid for comparable positions in our industry; and
●	our internal controls over financial reporting, audit practices and corporate codes of ethics and business conduct reinforce the balanced compensation objectives used by our Executive Compensation Committee.

USA Truck	43

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal year 2021 awarded to, earned by, or paid to our Named Executive Officers who were, at December 31, 2021 (i) our CEO, (ii) our CFO, (iii) our three other most highly compensated executive officers.

Realized (actual) compensation may differ significantly from the figures in the following table, which is required under applicable SEC rules and includes items that are driven by accounting assumptions.  For additional charts that supplement the SEC-required disclosure, please see “Executive Compensation – Compensation Discussion and Analysis – Elements – Mix of Fixed and Performance-Based Compensation” beginning on page 32.

						Non equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Principal Position	Year	($)	($)	($)(1)	($)	($)	($)		($)

James D. Reed	2021	511,250	—	749,835	—	597,004	10,648	(2)	1,868,737
President and Chief Executive	2020	500,000	—	555,005	—	558,097	5,005		1,618,107
Officer	2019	493,750	—	778,657	439,347	106,300	6,203		1,824,257

Zachary B. King	2021	251,250	—	364,200	—	184,752	7,487	(3)	807,689
Executive Vice President and	2020	228,389	—	62,419	—	167,429	6,075		464,312
Chief Financial Officer

Timothy W. Guin	2021	317,500	—	508,395	—	278,215	18,656	(4)	1,122,766
Executive Vice President and	2020	310,000	—	107,310	—	259,515	14,200		691,025
Chief Commercial Officer	2019	307,750	—	323,548	159,646	—	14,200		805,143

George T. Henry	2021	247,500	—	360,000	—	199,940	6,058	(5)	813,498
Senior Vice President -	2020	240,000	—	62,310	—	188,714	6,300		497,324
USAT Logistics	2019	237,570	—	213,781	119,736	—	68,824		639,911

Kimberly K. Littlejohn	2021	240,000	—	201,600	—	173,885	5,302	(7)	620,787
Senior Vice President and	2020	240,000	—	62,310	—	167,429	5,565		475,304
Chief Information Officer	2019	237,968	—	160,212	63,858	—	6,350		468,388

1)	The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB ASC Topic 718 (“FASB Topic 718”). The value ultimately realized by the recipient may or may not be equal to this determined value. For a description of these grants, see “Executive Compensation – Compensation Discussion and Analysis.” See Note 9, Equity Compensation and Employee Benefits Plans in our Form 10-K for the year ended December 31, 2021, for further discussion of our stock plans and the methods used to account for stock plan activity.
2)	The amount disclosed in this column includes (i) $9,648 in 401(k) matching contributions, and (ii) $1,000 cash in lieu of a life insurance policy.
3)	The amount disclosed in this column includes (i) $6,257 in 401(k) matching contributions, (ii) $750 cash in lieu of a life insurance policy, and (iii) $480 in phone allowance.
4)	The amount disclosed in this column includes (i) $13,200 in monthly car allowance, (ii) $4,456 in 401(k) matching contributions, and (iii) $1,000 cash in lieu of a life insurance policy.
5)	The amount disclosed in this column includes (i) $4,578 in 401(k) matching contributions, (ii) $1,000 cash in lieu of a life insurance policy, and (iii) $480 in phone allowance.
6)	The amount disclosed in this column includes (i) $4,552 in 401(k) matching contributions, and (ii) $750 cash in lieu of a life insurance policy.

44	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Narrative to the Summary Compensation Table

See “Executive Compensation – Compensation Discussion and Analysis” for a description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information regarding the incentive awards granted to our Named Executive Officers during 2021.  All stock awards were granted under the Incentive Plan.

									All Other	Grant
									Stock	Date Fair
									Awards:	Value of
			Estimated Future Payouts			Estimated Future Payouts			Number	Stock
			Under Non - Equity			Under Equity Incentive			of Shares	and
			Incentive Plan Awards			Plan Awards			of Stocks	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	($)(1)
James D. Reed	—	(2)	103,000	412,000	721,000	—	—	—	—	—
	3/7/2021	(3)	—	—	—	—	—	—	17,853	267,795
	3/7/2021	(4)	—	—	—	21,424	26,780	32,136	—	482,040

Zachary B. King	—	(2)	31,875	127,500	223,125	—	—	—	—	—
	3/7/2021	(3)	—	—	—	—	—	—	5,100	76,500
	3/7/2021	(4)	—	—	—	6,120	7,650	9,180	—	137,700
	3/7/2021	(5)	—	—	—	—	—	—	10,000	150,000

Timothy W. Guin	—	(2)	48,000	192,000	336,000	—	—	—	—	—
	3/7/2021	(3)	—	—	—	—	—	—	8,533	127,995
	3/7/2021	(4)	—	—	—	10,240	12,800	15,360	—	230,400
	3/7/2021	(5)	—	—	—	—	—	—	10,000	150,000

George T. Henry	—	(2)	31,250	125,000	218,750	—	—	—	—	—
	3/7/2021	(3)	—	—	—	—	—	—	5,000	75,000
	3/7/2021	(4)	—	—	—	6,000	7,500	9,000	—	135,000
	3/7/2021	(5)	—	—	—	—	—	—	10,000	150,000

Kimberly K. Littlejohn	—	(2)	30,000	120,000	210,000	—	—	—	—	—
	3/7/2021	(3)	—	—	—	—	—	—	4,800	72,000
	3/7/2021	(4)	—	—	—	5,760	7,200	8,640	—	129,600

1)	The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB Topic 718. The value ultimately realized by the recipient may or may not be equal to this determined value. See Note 9, Equity Compensation and Employee Benefits Plans in our Form 10-K for the year ended December 31, 2021, for further discussion of our stock plans and the methods used to account for stock plan activity.
2)	Represents a potential award under the 2021 Management Cash Bonus Plan, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 Management Cash Bonus Plan.”
3)	Represents time-based restricted shares awarded under the 2021 EIP. The material terms of the 2021 EIP are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 EIP.”
4)	Represents performance-based restricted shares awarded under the 2021 EIP. The material terms of the 2021 EIP are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 EIP.”
5)	Represents time-based restricted shares awarded under the 2021 Retention Grant. The material terms of the 2021 Retention Grant are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 Retention Grant.”

USA Truck	45

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

Narrative to Grants of Plan-Based Awards

See “Executive Compensation – Compensation Discussion and Analysis” for a complete description of these grants and the performance targets for payment of incentive awards.

Outstanding Equity Awards at Fiscal Year-End

The following table also sets forth information concerning outstanding equity awards as of December 31, 2021 that had been granted under the Incentive Plan, unless otherwise noted, but that had not yet vested and had not yet been earned.  For this purpose, an “unearned” award is one for which it has not yet been determined whether the applicable performance goals will be met.  All unvested, unearned shares are subject to continued employment and certain vesting, forfeiture, and termination provisions.

	Options Awards					Stock Awards

						Number		Market or	Equity Incentive		Equity Incentive
	Number of	Number of				of Shares,		Payout Value	Plan: Number		Plan: Market or
	Securities	Securities				Units, or		of Shares,	of Unearned		Payout value of
	Underlying	Underlying		Option		Other Rights		Units or	Shares, Units		Unearned Shares,
	Unexercised	Unexercised		Exercise	Option	That Have		Other Rights	or Other Rights		Units or Other
	Options (#)	Options (#)		Price	Expiration	Not Vested		that Have Not	that Have not		Rights that Have
Name	Exercisable	Unexercisable		($)	Date	(#)		Vested ($)(1)	Vested (#)		Not Vested ($)(1)
James D. Reed	24,087	24,087	(2)	17.75	2/26/2029	—		—	—		—
						2,332	(3)	46,360	—		—
						7,324	(4)	145,601	—		—
						11,863	(5)	235,836	—		—
						44,643	(6)	887,503	—		—
						75,000	(7)	1,491,000	—		—
						—		—	32,136	(8)	638,864
						17,853	(9)	354,918	—		—

Zachary B. King	547	548	(2)	17.75	2/26/2029	—		—	—		—
						192	(3)	3,817	—		—
						683	(4)	13,578	—		—
						269	(5)	5,348	—		—
						4,162	(6)	82,741	—		—
						8,200	(10)	163,016	—		—
						—		—	9,180	(8)	182,498
						5,100	(9)	101,388	—		—
						10,000	(11)	198,800	—		—

Timothy W. Guin	8,752	8,753	(2)	17.75	2/26/2029	—		—	—		—
						1,248	(3)	24,810	—		—
						3,493	(4)	69,441	—		—
						4,311	(5)	85,703	—		—
						21,291	(6)	423,265	—		—
						—		—	15,360	(8)	305,357
						8,533	(9)	169,636	—		—
						10,000	(11)	198,800	—		—

George T. Henry	6,564	6,565	(2)	17.75	2/26/2029	—		—	—		—
						656	(3)	13,041	—		—
						2,028	(4)	40,317	—		—
						3,233	(5)	64,272	—		—
						12,363	(6)	245,776	—		—
						—		—	9,000	(8)	178,920
						5,000	(9)	99,400	—		—
						10,000	(11)	198,800	—		—

Kimberly K. Littlejohn	3,501	3,501	(2)	17.75	2/26/2029	—		—	—		—
						262	(3)	5,209	—		—
						2,028	(4)	40,317	—		—
						1,724	(5)	34,273	—		—
						12,363	(6)	245,776	—		—
						—		—	8,640	(8)	171,763
						4,800	(9)	95,424	—		—

46	USA Truck

2022 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

1)	The market value of shares of unvested, unearned restricted stock is equal to the product of the closing price of our Common Stock at the most recent fiscal year end and the number of unvested, unearned shares. The closing price of our Common Stock was $19.88 on December 31, 2021.
2)	Represents time-based stock options awarded under the 2019 equity retention grant, which are subject to time-based vesting. Of the remaining options, one-half vested on February 26, 2022, and one-half will vest on February 26, 2023.
3)	Represents time-based restricted shares awarded under the 2018 equity incentive plan. For Messrs. Reed, King and Ms. Littlejohn remaining shares vested on March 22, 2022. For Mr. Guin, remaining shares will vest on April 30, 2022. For Mr. Henry, remaining shares vested on March 23, 2022.
4)	Represents time-based restricted shares awarded under the 2019 EIP. Of the remaining shares, one-half vested on February 26, 2022, and one-half will vest on February 26, 2023.
5)	Represents time-based restricted shares awarded under the 2019 equity retention grant. Of the remaining shares, one-half vested on February 26, 2022, and one-half will vest on February 26, 2023.
6)	Represents time-based restricted shares awarded under the 2020 equity incentive plan. Of the remaining shares, one-third vested on March 25, 2022, and one-third will vest on each of March 25, 2023 and 2024.
7)	Represents restricted shares scheduled to vest on June 1, 2022 if the volume weighted average stock price of the Company’s common stock met or exceeded $10.00 per share (representing a 58.5% premium over the price of the Company’s common stock on the date of grant) at any point in a trading day, on each of 10 consecutive trading days prior to June 1, 2022. Based upon the criteria, the performance goal was achieved, therefore these shares will vest on June 1, 2022.
8)	Represents performance-based restricted shares awarded under the 2021 EIP, which are subject to vesting upon certain levels of 3 Year Consolidated Pre-Tax Income CAGR and 3 year USAT Logistics Revenue CAGR over a performance period ending December 21, 2023, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 EIP.” The amounts disclosed are based on the maximum number of shares as the Company was exceeding the target level of the performance criteria as of December 31, 2021.
9)	Represents time-based restricted shares awarded under the 2021 EIP, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 EIP.” One-fourth of the shares vested on March 7, 2022, and one-fourth will vest on each of March 7, 2023, 2024 and 2025.
10)	Represents time-based restricted shares awarded under the 2020 equity incentive plan. Of the remaining shares, one-third vested on April 21, 2022, and one-third will vest on each of April 21, 2023 and 2024.
11)	Represents time-based restricted shares awarded under the 2021 Retention Grant, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2021 Retention Grant.” One-fourth of the shares vested on March 7, 2022, and one-fourth will vest on each of March 7, 2023, 2024 and 2025.

USA Truck	47

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

Options Exercised and Stock Vested

The following table sets forth information regarding the values realized by our Named Executive Officers upon the vesting of restricted stock during the year ended 2021.

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting (#)	on Vesting ($)(1)
James D. Reed	32,956	493,932
Zachary B. King	6,096	91,936
Timothy W. Guin	14,292	210,672
George T. Henry	8,483	125,153
Kimberly K. Littlejohn	7,734	116,529
1)	Determined by multiplying the number of shares acquired upon vesting by the closing price on the vesting date.

Pay Ratio Disclosure

We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans and other benefits.  We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than Mr. Reed (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of Mr. Reed, our President and CEO, as required by Section 953(b) of the Dodd-Frank Act.  The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2021, our last completed fiscal year:

●	The median of the annual total compensation of all employees of USA Truck Inc. (other than our CEO) was $44,643; and
●	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,868,737.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 41.9 to 1.

Our median employee was determined as of December 31, 2021, using base pay of all our employees as reflected in our 2021 payroll records.  We calculated annual total compensation for the median employee in accordance with the requirements of Item 402(u)(2)(i) and Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $44,643.  The median employee’s annual total compensation includes wages and overtime pay, as well as incentive payments, retirement plan benefits, company matching contributions to the 401(k) employee savings plan, and the cost of health and other benefits.

48	USA Truck

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth certain information with respect to each of our current directors (including the two nominees for election at the Annual Meeting), each Named Executive Officer, and all current directors and executive officers as a group, including the beneficial ownership of our Common stock as of March 25, 2022 for each individual and the group.  The table also lists the name, address and share ownership information for all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Common stock, our only class of voting securities, as of March 25, 2022.  Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him, her or it.

	Common
	Stock
	Number of		Percent
Name and (if applicable) Address	Shares *		of Class
Directors:
James D. Reed	341,672	(1)	3.8%
Alexander D. Greene	52,356		*
Robert E. Creager	57,976		*
Gary R. Enzor	46,051	(2)	*
Barbara J. Faulkenberry	26,156		*
M. Susan Chambers	17,813		*
Rajan C. Penkar	2,757		*
Named Executive Officers (Excluding Persons Named Above):
Zachary B. King	71,114	(3)	*
Timothy W. Guin	130,756	(4)	1.4%
George T. Henry	78,314	(5)	*
Kimberly K. Littlejohn	52,924	(6)	*
Directors and Executive Officers as a Group (11 Persons)	877,889		9.7%
The Estate of James B. Speed	720,063	(7)	7.9%
2323 So. 40th Street, Fort Smith, Arkansas 72903
Dimensional Fund Advisors LP	625,280	(8)	6.9%
6300 Bee Cave Road, Building One, Austin, Texas 78746
Grace and White, Inc.	530,194	(9)	5.8%
515 Madison Avenue, Suite 1700, New York, New York 10022

USA Truck	49

EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

*  The amount represents less than 1% of the outstanding shares of Common stock.

1)	The amount shown includes 36,131 shares of Common stock Mr. Reed has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 25, 2022.
1)	The amount shown includes 43,294 shares held of record by Gary and Wendy Enzor as tenants in common.
2)	The amount shown includes 821 shares of Common stock Mr. King has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 25, 2022.
3)	The amount shown includes 13,128 shares of Common stock Mr. Guin has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 25, 2022.
4)	The amount shown includes 9,846 shares of Common stock Mr. Henry has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 25, 2022.
5)	The amount shown includes 5,252 shares of Common stock Ms. Littlejohn has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 25, 2022.
6)	With respect to the shares owned directly by the estate of Mr. Speed, this information is based on information provided by the estate’s brokers. With respect to the shares owned by Mr. Speed’s widow and shares held for the benefit of his daughter, the information is based solely on a Schedule 13G/A filed with the SEC on March 4, 2013. The estate of Mr. Speed has sole voting and dispositive power with respect to all 720,063 shares and shared voting and dispositive power with respect to no shares. The amount shown does not include (a) 66,823 shares of Common stock held by Mr. Speed’s widow (of which the estate of Mr. Speed disclaims beneficial ownership) and (b) 17,669 shares of Common stock held in a trust (of which Mr. Speed’s widow is trustee) for the benefit of his daughter (of which the estate of Mr. Speed disclaims beneficial ownership). Information is as of December 31, 2012.
7)	This information is based solely on a report on Schedule 13G/A filed with the SEC on February 8, 2022, which indicates that Dimensional Fund Advisors LP, an investment advisor, has sole voting power with respect to 608,514 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 625,280 shares and shared dispositive power with respect to no shares. Information is as of December 31, 2021.
8)	This information is based solely on a report on Schedule 13G filed with the SEC on February 1, 2022, which indicates that Grace and White, Inc., has sole voting power with respect to 107,704 shares, shared voting power with respect to no shares, sole dispositive power with respect to 530,194 and shared dispositive power with respect to no shares. Information is as of December 31, 2021.

CERTAIN TRANSACTIONS

We have a long-standing written policy of not making loans to our officers, directors or affiliates.  Our policy further prohibits entering into leases, equipment purchase agreements or other contracts with our officers, directors or affiliates unless the Board, and the disinterested members of the Board, so approve upon the Audit Committee’s recommendation, after the Audit Committee has determined that the transaction is reasonable, in our best interest and on terms no less favorable than could be obtained from an unrelated third party.  Since January 1, 2021, there were no transactions involving a “related person”, as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K, identified in the responses to the annual questionnaire sent to each of our directors and executive officers, or otherwise known to the Audit Committee or to us.

50	USA Truck

Proposal 2:
Advisory and Non-Binding Approval of the Company’s Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including a non-binding stockholder vote on a resolution to approve the compensation of our Named Executive Officers (so-called “Say-on-Pay”).

“At our 2021 Annual Meeting of Stockholders, 97% of our stockholders who cast an advisory vote on our say-on-pay proposal voted in favor of our executive compensation. As a result of investor outreach in 2021, conservative use of incentive equity, and the strong correlation between performance components of our plan design and executive pay, we received strong stockholder support for our executive compensation program. We appreciate your feedback and your support of our say-on-pay vote this year.”

-
M. Susan Chambers, Executive Compensation Committee Chairperson

We urge stockholders to read “Executive Compensation” beginning on page 28 of this Proxy Statement, which describes in detail our executive compensation objectives, policies and procedures, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, appearing on pages 44 through 48 which provide detailed information on the compensation of our Named Executive Officers.  USA Truck’s program incorporates many best practices and we are continuously working to improve.  Some specific elements we believe are best-in-class include:

●	We target compensation within a competitive range of the market;
●	We utilize non-discretionary financial metrics and specific management objectives in our cash and equity incentive plans that align with strategic and financial objectives;
●	We ensure performance goals address a range of important topics, including safety, driver turnover, asset utilization, leverage, and growth; and
●	We do not use fixed-term employment contracts with any of our executives, and have consistent and market-aligned severance practices.

The Board has adopted a policy of providing for an annual “say-on-pay” advisory vote and, each year, the Executive Compensation Committee takes into account the result of the say-on-pay vote cast by our stockholders.  At our 2021 Annual Meeting of Stockholders, 97.0% of our stockholders who cast an advisory vote on our say-on-pay proposal voted in favor of our executive compensation package.

USA Truck	51

PROPOSAL TWO: ADVISORY AND NON-BINDING APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION	2022 ANNUAL
PROXY STATEMENT

Our Executive Compensation Committee continuously evaluates the design and direction of our executive compensation programs.  In response to the say-on-pay vote, the Executive Compensation Committee structured 2021 executive compensation to be further aligned with Company performance and compensation opportunities in the transportation industry and the general U.S. marketplace.  Accordingly, we are asking our stockholders to approve, in an advisory and non-binding vote, the following resolution in respect of this Proposal TWO:

“RESOLVED, that the stockholders approve, in an advisory and non-binding vote, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders to be held on May 18, 2022.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

All duly submitted and unrevoked proxies will be voted FOR Proposal TWO, unless otherwise instructed.

Independent Registered Public Accounting Firm

The independent registered public accounting firm we utilized during fiscal years 2021 and 2020 was Grant Thornton LLP.  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.  The representatives of Grant Thornton LLP will have the opportunity to make a statement at the Annual Meeting if they choose to do so.

Principal Accounting Fees and Services

The following table presents fees for professional services rendered by our independent registered public accounting firm, Grant Thornton LLP, for the years ended December 31, 2021 and 2020 for the integrated audit of our consolidated financial statements and management’s assessment of internal control over financial reporting and fees billed for other services rendered.

	2021	2020
Audit Fees(a)	$430,000	$430,000

Other Fees:
Audit-Related Fees(b)	$7,225	$—
Tax Fees(c)	$—	$—
All Other Fees(d)	$7,500	$—
a)	Fees and expenses for (i) the integrated audit of the consolidated financial statements included in our Annual Reports on Form 10-K; (ii) review of the interim consolidated financial information included in our Quarterly Reports on Form 10-Q; (iii) consultations concerning financial accounting and reporting; and (iv) review of documents filed with the SEC and provision of related consents.
b)	Fees and expenses paid for due diligence, structuring, and financial statement audit services related to an acquisition.
c)	There were no such fees for 2021 or 2020.
d)	Fees and expenses paid for services other than audit fees, audit-related fees and tax fees.

The Audit Committee selects the firm that performs the integrated audit of our consolidated financial statements and internal controls over financial reporting, determines the compensation of that firm and pre-approves all services that firm renders to us.  The Audit Committee has been informed of the types of services Grant Thornton LLP rendered to us and has determined that, in providing those services, Grant Thornton LLP has maintained its independence.  The Audit Committee has a written policy for the pre-approval of the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence.  The Audit Committee pre-approves the

52	USA Truck

2022 ANNUAL	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROXY STATEMENT

engagement terms and fees of annual audit services, and any changes in such terms and fees resulting from changes in audit scope, our structure or other matters.  The Audit Committee may also grant pre-approval for other audit services, audit-related services (which include assurance and related services that are reasonably related to the audit or review of our consolidated financial statements and that are traditionally performed by the independent auditor) and tax services.  Each pre-approval, unless earlier withdrawn or modified by the Audit Committee, has a term of twelve months, unless the Audit Committee specifically provides for a different period.  The pre-approval policy also contains a non-exclusive list of prohibited non-audit services that may not be performed by our independent registered public accounting firm, and provides that permissible non-audit services classified as “all other services” must be separately pre-approved by the Audit Committee.  The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated under the Exchange Act, which permits the waiver of the pre-approval requirements in certain circumstances.

Proposal 3:
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.  Grant Thornton LLP served as the Company’s independent registered public accounting firm for 2021, and the services it provided to the Company and its subsidiaries in 2021 are described under Principal Accounting Fees and Services above.

We are asking our stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022.  Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the ratification of Grant Thornton LLP.  Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

In the event stockholders do not ratify the appointment of the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

USA Truck	53

Proposal 4:
Approval of the Third Amendment to the Incentive Plan

Summary
●
The Board is asking for stockholder approval to amend our Incentive Plan to increase the number of shares of Common stock available for issuance thereunder.  Equity compensation is critical for the Company to attract, motivate and retain qualified executive officers and other key management through competitive compensation packages, and it aligns our executives’, other management’s, and stockholders’ short- and long-term interests by creating a strong and direct link between executive and management pay and stockholder return.
●
The Board believes the shares remaining under the Incentive Plan are insufficient to fulfill the Company’s objectives.  If stockholders do not approve the Third Amendment to the Incentive Plan, the Company will have approximately 182,000 remaining shares under the Incentive Plan for future awards and may need to resort to greater cash compensation to remain competitive.

“Our executive compensation design places significant importance on Company performance. Having sufficient shares under our Incentive Plan to further align our executive team with stockholder value creation is imperative.”

- M. Susan Chambers, Executive Compensation Committee Chairperson

●
The Board believes that retaining and motivating Messrs. Reed, King, and Guin (collectively, the “Senior Executive Team”), as well as the other members of the leadership team, represents the best opportunity for the Company to continue realizing the business improvements necessary to achieve industry leading performance and value creation for stockholders.
●
Under the leadership of the Senior Executive Team, the Company has undergone an intensive campaign of re-emphasizing principles of operational excellence, employee engagement and a corporate-wide commitment to safety.  With these actions, the Board believes that the leadership team, including the Senior Executive Team, have effectively refocused the Company’s business and culture, positioning the Company to successfully close the historical gap in operating and financial performance with its peers.

Introduction

At the Annual Meeting, our stockholders are being asked to approve the proposed Third Amendment to the Incentive Plan to (i) increase the number of shares of Common Stock available for issuance thereunder by an additional 500,000 shares, and (ii) make such other miscellaneous, administrative and conforming changes as are necessary (collectively, the “Third Amendment to the Incentive Plan”).  Currently there are approximately 182,000 shares available for issuance under the Incentive Plan; therefore, the Third Amendment to the Incentive Plan would result in approximately 682,000 shares being available for future awards, subject to adjustment for future forfeitures (except for tax withholding and cashless exercise forfeitures) and to reflect the occurrence of certain events (described under “Proposal Four: Approval of the Third Amendment to the Incentive Plan – Description of the Incentive Plan and the Third Amendment to the Incentive Plan — Adjustments Upon Certain Events” below).  The Executive Compensation Committee has approved the Third Amendment to the Incentive Plan and the Board has directed that it be submitted for stockholder approval at the Annual Meeting.  If approval of the Third Amendment to the Incentive Plan is not obtained at the Annual Meeting from our stockholders, the Incentive Plan will remain in full force and effect, and our ability to grant

54	USA Truck

2022 ANNUAL	PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN
PROXY STATEMENT

equity awards to attract, motivate and retain new and existing key employees, directors, officers and eligible participants (collectively, “Participants”) would be limited. In that event, to remain competitive, the Company may be required to adopt alternative cash or equity related compensation programs.

The Executive Compensation Committee considered numerous factors before approving the Third Amendment to the Incentive Plan, including share grants over the last three years, shares expected to be required in the future based upon pre-existing incentive plans, and shares expected to be required as the Company seeks to retain key members of its leadership team and continues to recruit new executives to complement and complete senior management and further incent continued strategic improvements that the Company has experienced.  The Executive Compensation Committee expects that approval of the Third Amendment to the Incentive Plan will allow sufficient share availability to maintain the current equity compensation design.

Retention of our current executive and management team will require additional shares under the Incentive Plan. The Board believes that retaining and motivating the Senior Executive Team and the leadership team represents the best opportunity for the Company to continue realizing the business improvements necessary to achieve industry leading performance and value creation for stockholders. The Board further recognizes that the leadership team is comprised of highly talented individuals with alternative employment opportunities in and outside of the trucking industry and that a loss of the Senior Executive Team, could result in additional departures among senior management, placing the Company’s continued improvement at significant risk. As such, in addition to the grants made in accordance with our 2022 EIP, the Executive Compensation Committee granted an additional 68,900 shares under the 2022 Accelerator Award to key personnel intended to further incent continued improvement in financial results and growth in our asset-light operations. It is the Executive Compensation Committee’s belief that tying the long-term personal financial interests of the Senior Executive Team, and the leadership team to the Company through deeper equity participation is in the best interest of all stockholders.

In addition to shares needed for equity awards to our current executive and management team, we anticipate requiring shares to enable us to recruit new management personnel, particularly as we grow our asset-light operations. Furthermore, a significant portion of our executives’ total annual compensation is in the form of equity awards. The majority of performance-based restricted shares granted in 2021 have a performance period that extends beyond 2021 and 2022. If performance targets are met, it benefits both our stockholders and our equity recipients. If performance targets are not met, some or all of the restricted shares are forfeited and our effective burn rate reduced.

In deciding to increase the number of shares available for issuance under the Incentive Plan by 500,000 shares, the Executive Compensation Committee considered, among other factors:

●	the approximately 182,000 shares currently available for issuance under the Incentive Plan;
●	the number of shares necessary to attract, motivate and retain qualified executive officers and other key personnel;
●	the Board’s desire to have sufficient share availability under the Incentive Plan to grant awards;
●	our current burn rate is approximately 3.0%, calculated based upon performance-based awards earned in the year (versus granted) and time-based awards granted in the year, divided by our weighted average shares outstanding; and
●	the number of shares of Common stock outstanding, the dilutive effects of awards under the Incentive Plan and our projected burn rate.

USA Truck	55

PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN	2022 ANNUAL
PROXY STATEMENT

In addition to the factors above, the Executive Compensation Committee also considered the following factors, among others, when determining whether to approve the Third Amendment to the Incentive Plan:

●	the Executive Compensation Committee’s belief that equity-based grants to employees are a highly effective recruiting and retention tool that allows key employees to share in the ownership of our Company and contribute to our revenue and earnings growth by aligning the long-term interests of our management and key employees with those of our stockholders;
●	approximately 51.1% of awards currently outstanding vest over four years, thus the value ultimately realized depends on the long-term value of our Common stock;
●	approximately 48.9% of awards currently outstanding under the Incentive Plan vest only if certain performance criteria are achieved, thus resulting in dilution only if stockholder value is created; and
●	the Executive Compensation Committee’s belief that if additional shares are not available for future awards, we would be required to discontinue or significantly curtail our current equity incentive program and increase the use of cash awards, which could have an adverse impact on our ability to attract, motivate and retain employees and our results of operations.

Provisions Designed to Protect Stockholders

The Incentive Plan (as amended by the Third Amendment to the Incentive Plan) and our governance and compensation policies contain a number of provisions designed to protect stockholder interests, including:

●	prohibition of share recycling related to exercise of stock options, shares available for issuance upon the grant of SARs and shares forfeited for tax withholding obligations;
●	prohibition of the repricing of stock options without stockholder approval;
●	prohibition of the issuance of stock options with an exercise price less than the fair market value of the Common stock on the grant date;
●	limiting the maximum term of a stock option to ten years;
●	prohibition of (i) tax gross-ups of any kind, (ii) payment of dividends on unvested Awards and (iii) vesting periods of less than twelve months;
●	administration of the Incentive Plan by the Executive Compensation Committee, which is comprised entirely of independent directors;
●	double trigger change-in-control provisions upon consummation of a change-in-control in awards;
●	awards to Participants are subject to limits as to the number of shares or cash received;
●	our Proxy Access allows eligible stockholders with an ownership threshold of 3% (in the aggregate, with an unlimited number of other stockholders) who have held their shares for at least three years and who otherwise meet the requirements set forth in our bylaws to have their nominees consisting of the greater of 25% or two nominees of our Board included in our proxy materials;
●	our Clawback Policy, which allows us to recoup incentive-based compensation (including cash- and equity-based incentive compensation) paid or granted to an employee following a material financial restatement or the imposition of a material financial penalty, subject to certain limitations, as further provided in our Clawback Policy; and
●	our Stock Ownership and Anti-Hedging and Pledging Policy, which, among other things, (i) requires our executive officers and non-employee directors to build certain stock ownership over time through equity grants, expressed as multiples of annual base salary or cash retainer for Board service, as applicable, (ii) requires such individuals to retain post-tax shares from each award on exercise, vesting or earn-out, until such individual complies with the stock ownership levels required by the Stock Ownership and Anti-Hedging and Pledging Policy and (iii) prohibits hedging transactions in our Common stock and pledging our Common stock as collateral for loans or purchasing our Common stock on margin, all as further provided in our Stock Ownership and Anti-Hedging and Pledging Policy.

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2022 ANNUAL	PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN
PROXY STATEMENT

Description of the Incentive Plan and the Third Amendment to the Incentive Plan

In May 2017, our stockholders approved the First Amendment to the Incentive Plan (the “First Amendment”), and in May 2019 our stockholders approved the Second Amendment to the Incentive Plan (the “Second Amendment”).  If approved by our stockholders at the Annual Meeting, the Third Amendment to the Incentive Plan will be effective as of May 18, 2022, its approval date.  The principal provisions of the Incentive Plan, as amended by the First Amendment and the Third Amendment to the Incentive Plan, are summarized below. This summary is qualified in its entirety by reference to the text of the Incentive Plan as currently in effect.  The Third Amendment to the Incentive Plan is attached as Appendix A to this Proxy Statement and has been reviewed by our independent compensation consultant, CSI.  You are urged to read the actual text of the Incentive Plan and the Third Amendment to the Incentive Plan in their entirety.

The purposes of the Incentive Plan are to: (i) provide our employees with an opportunity to acquire Common stock in a manner that reinforces our performance goals and provides an incentive to continue employment with us and work toward our long-term growth, development and financial success; (ii) attract, motivate and retain qualified executive officers and other key personnel by providing them with long-term incentives and reward such Participants by the issuance of equity grants so that these employees and directors will contribute to and participate in our long-term performance; and (iii) align our executives’ and stockholders’ short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.  In furtherance of these purposes, the Incentive Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to our employees, directors and consultants.

The Incentive Plan allows the Executive Compensation Committee to link compensation to performance over a period of time by granting Awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to our short-term performance.  Awards with multiple-year vesting schedules create an incentive for executive officers to increase stockholder value over an extended period of time because the value received from such Awards is based upon the growth of the stock price.  Furthermore, the Incentive Plan provides that any Award subject to vesting over a period of time will not vest in periods of less than twelve months from the Grant Date of such Award. Such Awards also incentivize executives and management to remain with us over an extended period of time.  Thus, we believe the Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.

When originally adopted, there were 500,000 shares available under the Incentive Plan.  The First Amendment increased the number of shares of Common stock available for issuance thereunder by an additional 500,000 shares, and the Second Amendment increases the number of Common stock available for issuance thereunder by an additional 500,000 shares.  Currently there are approximately 182,000 shares available for issuance under the Incentive Plan; therefore, the Third Amendment to the Incentive Plan would result in approximately 682,000 shares being available for future awards, subject to adjustment for future forfeitures (except for tax withholding and cashless exercise forfeitures) and to reflect the occurrence of certain events (described under “Proposal FOUR: Approval of the Third Amendment to the Incentive Plan – Description of the Incentive Plan and the Third Amendment to the Incentive Plan — Adjustments Upon Certain Events” below).

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PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN	2022 ANNUAL
PROXY STATEMENT

Burn Rate

“We have been good stewards of shares used in our Incentive Plan with care taken in the size of incentive share grants that have led to lower burn rates and allowed conservation of the authorized share pool.”

- M. Susan Chambers, Executive Compensation Committee Chairperson

We believe calculating the Company’s burn rate based upon performance-based awards earned in the year (versus granted) and time-based awards granted in the year, divided by our weighted average shares outstanding, provides the most accurate depiction of our burn rate.  The following table summarizes our performance-based awards to all employees over the last three years that were granted, earned and forfeited.  Our anticipated burn rate for the next three years is  approximately 2-3%.

Performance-Based Awards
# of Shares (1)
Non-vested at December 31, 2018	134,386
Granted	99,004
Earned (2)	(263)
Forfeited	(51,862)

Non-vested at December 31, 2019	181,265
Granted	75,000
Earned	(48,274)
Forfeited	(38,702)

Non-vested at December 31, 2020	169,289
Granted	106,569
Earned	(8,815)
Forfeited	(35,921)

Non-vested at December 31, 2021	231,122
Non-vested at March 25, 2022	318,271

1)	Does not include time-based awards.
2)	Includes earned performance-based shares that were subject to further time-based vesting.

Types of Awards

A description of the Awards that may be made pursuant to the Incentive Plan follows.  Such descriptions are qualified in their entirety by reference to the text of the Incentive Plan.

Stock Options. Pursuant to the Incentive Plan, the Executive Compensation Committee may grant Awards in the form of stock options to purchase shares of Common stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes.  Stock options granted under the Incentive Plan vest and become exercisable at such times and upon such terms and conditions as may be determined by the Executive Compensation Committee.  Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Code. The exercise price per share of Common stock for any stock option cannot be less than 100% of the Fair Market Value of a share of Common stock on the day that the stock option is granted. In addition, the term of the stock option may not exceed ten years.  The exercise price of any stock option granted pursuant to the Incentive Plan may not be subsequently reduced by amendment or cancellation and substitution of such stock option or any other action of the Executive Compensation Committee without stockholder approval, subject to the Executive Compensation Committee’s authority to adjust Awards upon certain events as set forth in the Incentive Plan and as described below under “Adjustments Upon Certain Events.”

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2022 ANNUAL	PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN
PROXY STATEMENT

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Executive Compensation Committee and applicable law, shares of Common stock, a combination of cash and shares of Common stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

Stock Appreciation Rights. The Executive Compensation Committee may grant Awards in the form of stock appreciation rights, either in tandem with a stock option (“Tandem SARs”) or independent of a stock option (“Freestanding SARs”).  The exercise price of a stock appreciation right is an amount determined by the Executive Compensation Committee, but in no event is such amount less than 100% of the Fair Market Value of a share of Common stock on the date that the stock appreciation right was granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option.  A Tandem SAR is exercisable to the extent its related stock option is exercisable. Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common stock over (B) the stock option exercise price per share of Common stock, times (ii) the number of shares of Common stock covered by the stock option that is surrendered.  Upon the exercise of a stock option as to some or all of the shares of Common stock covered by such stock option, the related Tandem SAR is automatically canceled to the extent of the number of shares of Common stock covered by the exercise of the stock option.

Other Stock-Based Awards. The Executive Compensation Committee may grant Awards in the form of Stock Awards (for either unrestricted or restricted shares of Common stock), Restricted Stock Unit Awards, and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Common stock.  Such other stock-based Awards are in such form, and dependent on such conditions, as the Executive Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common stock (or the equivalent cash value of such shares of Common stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.

Performance Units. The Executive Compensation Committee may grant Awards in the form of performance units, which are units valued by reference to designated criteria established by the Executive Compensation Committee other than Common stock. Performance units are in such form, and dependent on such conditions, as the Executive Compensation Committee determines, including, without limation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Performance Awards. Performance Awards are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Executive Compensation Committee identifies each year as being important to our success.  Performance Awards may take the form of cash, Stock Awards, Restricted Stock Unit Awards or performance units that are conditioned upon the satisfaction of enumerated performance criteria during a stated performance period, which Awards, in addition to satisfying the requirements otherwise applicable to that type of Award generally, also satisfy the requirements of Performance Awards under the Incentive Plan.

Administration

The Incentive Plan is administered by the Executive Compensation Committee, or such other committee as may be designated by the Board, which consists of at least two individuals who are intended to qualify both as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and as “independent directors” for purposes of the rules of the principal national securities exchange on which the Common stock is then listed or admitted to trading, to the extent required by such rules.

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PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN	2022 ANNUAL
PROXY STATEMENT

The Executive Compensation Committee may allocate all or any portion of its responsibilities and powers under the Incentive Plan to any one or more of its members, the Company’s CEO, or other senior members of management as the Executive Compensation Committee deems appropriate; however, only the Executive Compensation Committee, or another committee consisting of two or more individuals who qualify both as “non-employee directors” and as “independent directors,” may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.  The Executive Compensation Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

Shares Available and Maximum Awards

Following the First Amendment, there were approximately 661,500 shares of Common stock available for issuance pursuant to the Incentive Plan.  As of December 31, 2018, we had approximately 525,601 shares available for issuance.  Due to awards and forfeitures since December 31, 2018, approximately 182,000 shares currently remain available for future Awards.  In March 2022, the Executive Compensation Committee adopted the Third Amendment to the Incentive Plan to increase by 500,000 the number of shares of the Company’s Common stock available for issuance of stock grants, options and other equity awards to the Company’s employees, directors and consultants, which would result in approximately 682,000 shares being currently available for future awards following such increase, subject to approval by our stockholders at the Annual Meeting.  Any shares subject to outstanding option or restricted stock grants are counted against the shares reserved and available for issuance as one share for every share subject thereto.  If an option expires or is terminated without having been exercised in full, or if a restricted stock grant is forfeited, the unexercised or forfeited shares become available for future grant under the Incentive Plan.

The number of shares of Common stock available under the Incentive Plan may be adjusted to reflect the occurrence of certain events (described under “Proposal FOUR: Approval of the Third Amendment to the Incentive Plan – Description of the Incentive Plan and the Third Amendment to the Incentive Plan — Adjustments Upon Certain Events” below). Shares received upon the exercise of stock options, shares reserved for issuance upon the grant of SARs, and shares forfeited for tax withholding obligations are not available for use under the Incentive Plan. Awards that terminate by expiration, non-tax forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Common stock, or are exchanged for Awards not involving shares of Common stock will become available again under the Incentive Plan.  The shares of Common stock available for issuance under the Incentive Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The maximum Award granted or payable to any one Participant under the Incentive Plan for a calendar year, is 125,000 shares of Common stock, subject to the Executive Compensation Committee’s authority to adjust Awards upon certain events (described under “Proposal FOUR: Approval of the Third Amendment to the Incentive Plan – Description of the Incentive Plan and the Third Amendment to the Incentive Plan — Adjustments Upon Certain Events” below), or, in the event the Award is paid in cash, $1.25 million.

Payment Terms

Awards may be paid in cash, shares of Common stock, a combination of cash and shares of Common stock or in any other permissible form, as the Executive Compensation Committee determines.  Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Executive Compensation Committee deems appropriate, including, in the case of Awards paid in shares of Common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Executive Compensation Committee, a Participant may defer payment of any Award, salary, bonus compensation, Board compensation, or any portion thereof.  If permitted by the Executive Compensation Committee, any such deferral shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Executive Compensation Committee for such purpose, on a form provided by the Company.

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2022 ANNUAL	PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN
PROXY STATEMENT

The Company is entitled to deduct from any payment to a Participant under the Incentive Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment.  Subject to certain limitations, the Executive Compensation Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Common stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Common stock having a Fair Market Value equal to the amount of such taxes.

No Dividends or Gross-Ups

The Incentive Plan prohibits payment of dividends on unvested awards or additional withholding tax “gross-up” payments to Participants to meet excise taxes or other additional income tax liability.

Repricing Prohibited

Except for certain adjustments that the Incentive Plan contemplates, we may not, without obtaining stockholder approval, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights; (ii) cancel or substitute outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or (iii) cancel or substitute outstanding options or stock appreciation rights with an exercise price above the current price of our Common stock in exchange for cash or other securities.

Change-in-Control

Our equity award agreements contain double trigger vesting of equity-based awards upon a change-in-control, as defined therein.  Double trigger provisions provide for the payment, or acceleration of payment, of compensation following a change-in-control only when the recipient is terminated without “cause” or is subject to a “constructive termination” during the twelve months following a change-in-control.

Adjustments Upon Certain Events

In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common stock or other corporate exchange, or any distribution to stockholders of Common stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, the Executive Compensation Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Incentive Plan, the maximum Award payable, the number of shares to be issued pursuant to outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Incentive Plan as the Executive Compensation Committee, in its sole discretion, deems equitable or appropriate.

The Executive Compensation Committee, in its sole discretion and without liability to any person, may adjust Performance Goals and Performance Periods for Performance Awards to prevent the dilution or enlargement of a Participant’s rights with respect to a Performance Award.  For Stock Awards conditioned, restricted and/or limited based on Performance Goal(s), the length of the Performance Period, the Performance Goal(s) to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goal(s) has (have) been attained shall be conclusively determined by the Executive Compensation Committee, but the Executive Compensation Committee may only adjust downward, not upward, any amount determined to be otherwise payable in connection with such an Award.  With the exception of the foregoing, the Executive Compensation Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company’s stockholders.  “Reprice,” as used in the Incentive Plan, means (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) or other stock appreciation right(s) issued under the Incentive Plan by amendment, cancellation or substitution, (ii) the replacement of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Incentive Plan in exchange for cash or other consideration, or (iii) any other action that would be treated as a “repricing” under the rules and interpretations of the principal national securities exchange on which the Common stock is then listed or admitted to trading.

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PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN	2022 ANNUAL
PROXY STATEMENT

Termination and Amendment

The Executive Compensation Committee may suspend or terminate the Incentive Plan at any time for any reason with or without prior notice.  In addition, the Executive Compensation Committee may, from time to time for any reason and with or without prior notice, amend the Incentive Plan in any manner, but may not, without stockholder approval, adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges or quotation systems on which the securities of the Company are listed.  No Awards may be made pursuant to the Incentive Plan after May 8, 2029 or May 18, 2032 if the Third Amendment is passed. No amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Incentive Plan.

Tax Status of Incentive Plan Awards

No person connected with the Incentive Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guaranty that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Incentive Plan, or paid to or for the benefit of a Participant under the Incentive Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Incentive Plan.

Securities Act Registration

The registration with the SEC on Form S-8 of the shares of Common stock issuable under the Incentive Plan will be post-effectively amended on Form S-8 as soon as practicable, subject to the stockholders’ approval of the Third Amendment to the Incentive Plan.

Eligible Participants

Participants in the Incentive Plan will be selected by the Executive Compensation Committee from our executive officers, directors, employees and consultants.  As of December 31, 2021, approximately 2,100 employees and six non-employee directors were eligible to participate in the Incentive Plan.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Executive Compensation Committee.  Only employees, however, are eligible to receive “incentive stock options” within the meaning of Section 422 of the Code.  The Executive Compensation Committee has not determined how many persons are likely to participate in the Incentive Plan over time.  The Executive Compensation Committee intends, however, to grant most Awards to those persons who are in a position to have a significant direct impact on our growth, profitability and success.

Federal Income Tax Status of Incentive Plan Awards

The following is only a summary of the effect of federal income taxation upon us and the Participants under the Incentive Plan.  It does not purport to be complete and does not discuss all of the tax consequences of a Participant’s death or the provisions of the income tax laws of any state, municipality or foreign country in which the Participants may reside.

Incentive Stock Options. A Participant is not treated as receiving taxable income upon either the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO.  However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code.  If at the time of exercise, the Common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common stock (determined at the time the Common stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common stock becomes either transferable or not subject to a substantial risk of forfeiture.

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2022 ANNUAL	PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN
PROXY STATEMENT

If Common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common stock is transferred to the Participant upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” occurs.  If a disqualifying disposition occurs, the Participant realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common stock on the date of exercise and the exercise price, or the selling price of the Common stock and the exercise price, whichever is less.  The balance of the Participant’s gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the Participant.

Non-Qualified Stock Options. A Participant does not recognize any taxable income upon the grant of a non-qualified stock option (a “NSO”), and we are not entitled to a tax deduction by reason of such grant.  Upon exercise of a NSO, the Participant recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction.  Upon a disposition of shares acquired upon exercise of a NSO by the Participant, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.  Such subsequent disposition by the Participant has no tax consequence to us.

Stock Appreciation Rights. No income is realized by a Participant at the time a stock appreciation right is awarded, and no deduction is available to us at such time.  A Participant realizes ordinary income upon the exercise of the stock appreciation right in an amount equal to the fair market value of the shares of Common Stock received by the Participant from such exercise, and we may be entitled to a corresponding deduction at such time (see “Proposal FOUR: Approval of the Third Amendment to the Incentive Plan – Description of the Incentive Plan and the Third Amendment to the Incentive Plan — Limitation on Income Tax Deduction” below).

Unrestricted Stock-Based Award. Upon the grant of an unrestricted stock-based Award, a Participant will realize taxable income equal to the fair market value at such time of the shares of Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and we may be entitled to a corresponding deduction at that time (see “Proposal FOUR: Approval of the Third Amendment to the Incentive Plan – Description of the Incentive Plan — Limitation on Income Tax Deduction” below).

Restricted Stock-Based Award. Upon the grant of a restricted stock-based Award, no income will be realized by a Participant (unless a Participant timely makes an election to accelerate the recognition of the income to the date of the grant), and we will not be allowed a deduction at that time.  When the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant will realize taxable ordinary income in an amount equal to the fair market value at such time of the shares of Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and we may be entitled to a corresponding deduction at such time.  If a Participant does make a timely election to accelerate the recognition of income, then the Participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of Common Stock to be received by the Participant under such Award (less the purchase price therefor, if any), and we may be entitled to a corresponding deduction at such time.  Participants will only be eligible to make such an election on restricted stock-based Awards that constitute an Award of “property” within the meaning of Section 83 of the Code (e.g., shares of restricted stock) as of the grant date. In each case, our deduction may be subject to the limitations of Section 162(m) of the Code (see “Proposal FOUR: Approval of the Third Amendment to the Incentive Plan – Description of the Incentive Plan and the Third Amendment to the Incentive Plan — Limitation on Income Tax Deduction” below).

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PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN	2022 ANNUAL
PROXY STATEMENT

Performance Units and Performance Awards. A Participant receiving a performance unit or a Performance Award will not recognize income, and we will not be allowed a deduction, at the time such Award is granted.  When a Participant receives payment of a performance unit or Performance Award, the amount of the fair market value of any shares of Common Stock received will be ordinary income to the Participant, and we may be entitled to a corresponding deduction at that time, if applicable (see “Proposal FOUR: Approval of the Third Amendment to the Incentive Plan – Description of the Incentive Plan and the Third Amendment to the Incentive Plan — Limitation on Income Tax Deduction” below).

Effect of Deferral on Taxation of Awards. If the Executive Compensation Committee permits a Participant to defer the receipt of payment of an Award and such Participant makes an effective election to defer the payment of the Award in accordance with the administrative guidelines established by the Executive Compensation Committee, the Participant will not realize taxable income until the date the Participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and we will not be entitled to a deduction until such time, assuming the deferral arrangement complies with Section 409A of the Code.  Any interest or dividends paid on, or capital gains resulting from, the investment by us of the amount deferred during the deferral period will be taxable to us in the year recognized.  At the time the Participant becomes entitled to receive the deferred payment, the Participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period, and we may be entitled to a corresponding deduction for such amount at that time, if applicable (see “Proposal FOUR: Approval of the Third Amendment to the Incentive Plan – Description of the Incentive Plan and the Third Amendment to the Incentive Plan — Limitation on Income Tax Deduction” below). Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% penalty tax (plus interest) on the employee or other service provider who is entitled to receive the deferred compensation.

Limitation on Income Tax Deduction

U.S. federal income tax law generally prohibits publicly held companies from deducting compensation paid to certain executive officers that exceeds $1 million during the tax year.  We retain the ability to pay compensation that exceeds deductibility limits and believe that having flexibility to recruit, retain and motivate our employees with a compensation program that promotes long-term value creation, even though some compensation awards may not be tax-deductible, is in the best interests of our stockholders.

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2022 ANNUAL	PROPOSAL FOUR: APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN
PROXY STATEMENT

Incentive Plan Benefits

The following table sets forth certain information regarding grants of equity awards made under the Incentive Plan during 2021 to: (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.  The table below reflects, as required by applicable SEC rules, grant date fair value under FASB ASC Topic 718.  Future awards, if any, that will be made to eligible Participants under the Incentive Plan are subject to the discretion of the Executive Compensation Committee. Accordingly, future grants under the Incentive Plan are not determinable.

		Number of Equity
Name and Principal Position	Dollar Value (2)	Awards (1)(3)
James D. Reed	$749,835	49,989
President, Chief Executive Officer and Director

Zachary B. King	$364,200	24,280
Executive Vice President and Chief Financial Officer

Timothy W. Guin	$508,395	33,893
Executive Vice President and Chief Commercial Officer

George T. Henry	$360,000	24,000
Senior Vice President - USAT Logistics

Kimberly K. Littlejohn	$201,600	13,440
Senior Vice President and Chief Information Officer

Executive Group	$2,184,030	145,602
Non-Executive Director Group	$314,958	19,299
Non-Executive Employee Group	$1,479,182	95,666

1)	Represents the 2021 grants that were granted at various dates during the year.
2)	This column represents the grant date fair value of the stock awards under FASB ASC Topic 718 granted to the recipients during 2021. The fair value of the equity awards is accounted for in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions, refer to Note 1, Description of Business and Summary of Significant Accounting Policies and Note 9, Equity Compensation and Employee Benefit Plans, of our consolidated financial statements in the Form 10-K for the year-ended December 31, 2021, as filed with the SEC on February 17, 2022. These amounts reflect our expected accounting expense over the relevant performance period and do not necessarily correspond to the actual value that will be recognized by the recipients.
3)	Includes all restricted stock and performance units granted under the Incentive Plan during 2021.

See “Securities Authorized for Issuance Under Equity Compensation Plans” for additional information, as of December 31, 2021, regarding our compensation plans under which shares of Common stock are authorized for issuance.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN.

All duly submitted and unrevoked proxies will be voted “FOR” Proposal FOUR, unless otherwise instructed.

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Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides certain information, as of December 31, 2021, with respect to our compensation plans under which shares of Common stock are authorized for issuance.  The number of shares of Common stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Incentive Plan as of December 31, 2021, as described below.  Shares of Common stock underlying outstanding options granted under the Incentive Plan that are terminated or expire unexercised will be available for future grant.

Number of securities
remaining eligible for
	Number of securities to	Weighted average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	553,304	$17.75	351,032
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	553,304	$17.75	351,032

66	USA Truck

Stockholder Proposals

Under SEC rules and regulations, stockholder proposals intended to be presented at the 2023 Annual Meeting (other than proxy access nominations) must be received by the Company no later than December 12, 2022 to be eligible for inclusion in our proxy statement and form of proxy for next year’s meeting.  However, if the date of the 2023 Annual Meeting is more than thirty days before or after May 18, 2023, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2023 Annual Meeting shall be a reasonable time before we begin to print or mail such proxy materials.

Pursuant to our bylaws, if any stockholder intends to present a proposal at the 2023 Annual Meeting without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 18, 2023 and no later than February 17, 2023.  Any notice received prior to January 18, 2023 or after February 17, 2023 is untimely.  However, if the date of the 2023 Annual Meeting is more than twenty-five days before or after May 18, 2023, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the first day on which the notice of the date of the 2023 Annual Meeting was mailed or public disclosure of the date of the annual meeting otherwise was made, whichever occurs first.

Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws and regulations and our bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.

The Company’s amended and restated bylaws include a proxy access provision.  Under the amended and restated bylaws, stockholders who meet the requirements set forth in the amended and restated bylaws may submit director nominations for inclusion in the proxy materials.  Proxy access nominations for the 2023 Annual Meeting must be received by the Company no earlier than November 12, 2022 and no later than December 12, 2022 assuming the date of the 2023 Annual Meeting is not more than thirty days before and not more than seventy days after April 11, 2023, and must meet all the requirements set forth in the amended and restated bylaws.  If the date of the 2023 Annual Meeting is more than thirty days before or more than seventy days after April 11, 2023 (the “Other Meeting Date”), proxy access nominations for the 2023 Annual Meeting must be received by the Company no earlier than 120 days prior to such Other Meeting Date and no later than 90 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed, and must meet all the requirements set forth in the amended and restated bylaws.

Any proposal (including proxy access nominations) should be addressed to USA Truck Inc., Attention: Secretary, 3200 Industrial Park Road, Van Buren, Arkansas 72956.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By order of the Board of Directors

/s/ Charles Lane

Secretary

Van Buren, Arkansas

April 11, 2022

Upon written request of any stockholder, we will furnish, without charge, a copy of our 2021 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto.  The written request should be sent to Charles Lane, Secretary of the Company, at our executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956.

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General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck Inc., a Delaware corporation (the “Company,” “USA Truck,” “we,” “our” or “us”), for use at the Annual Meeting of the Company to be held at time and place and for the purposes set forth in the foregoing notice.  Our mailing address is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and our telephone number is (479) 471-2500.

The cost of soliciting proxies will be borne by the Company.  In addition to solicitation by mail, certain of our officers and employees, who will receive no special compensation therefor, may solicit proxies in person or by telephone, telegraph, facsimile or other means.  We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common stock.

The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 11, 2022.

Revocability of Proxy

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting.  A proxy may be revoked by delivery of written notice of revocation to Charles Lane, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting.  If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein.  If no direction is given, such shares will be voted for election of all nominees for director, for approval, in an advisory and non-binding vote, of the compensation of our Named Executive Officers, for the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021, for approval of the Third Amendment to the Incentive Plan, and at the discretion of the person(s) named as proxy(ies) therein on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

Outstanding Stock and Voting Rights

The Board of Directors has fixed the close of business on March 25, 2022, as the record date for determining the stockholders having the right to notice of, and to vote at, the Annual Meeting.  As of the record date, March 25, 2022, 9,008,697 shares of Common stock were outstanding and entitled to vote at the meeting.  Each stockholder will be entitled to one vote for each share of Common stock owned of record on the record date.  Stockholders are not entitled to cumulative voting with respect to the election of directors.  The holders of a majority of the outstanding shares of Common stock entitled to vote, present in person or represented by proxy, are necessary to constitute a quorum.

68	USA Truck

2021 ANNUAL	GENERAL INFORMATION
PROXY STATEMENT

Required Affirmative Vote and Voting Procedures

Our bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company.  Thus, abstentions or broker non-votes will have no effect on the election of directors.  However, at a stockholder meeting at which a director is subject to an uncontested election, a nominee for director who receives a greater number of votes “withheld” from or voted “against” his or her nomination than are voted “for” such election, excluding abstentions, shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee pursuant to the Company’s majority vote policy.  See “Proxy Summary – Corporate Governance Highlights & Best Practices” for additional information regarding our majority vote policy.  Approval of any other matter submitted to stockholders each requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting.  Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a proposed corporate action.  Accordingly, abstentions and broker non-votes will have no effect on the approval of any other matter submitted to stockholders.

If you are a holder of record of our Common stock, you may vote your shares either (i) by mailing your proxy card, or (ii) by using the internet per the specific instructions on the proxy card.  Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

The above-mentioned voting procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly. If you choose to vote using the Internet, please refer to the specific instructions on the proxy card. If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.

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APPENDIX A

THIRD AMENDMENT

TO THE

USA TRUCK INC.

2014 OMNIBUS INCENTIVE PLAN

This Amendment (the “Third Amendment”) to the USA Truck Inc. 2014 Omnibus Incentive Plan, as amended by the First Amendment and Second Amendment (the “Plan”) is made and adopted by USA Truck Inc. (the “Company”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Plan, as amended.

WHEREAS, the Company has adopted the Plan for the benefit of employees, directors, and other eligible participants;

WHEREAS, the Plan is administered by the Executive Compensation Committee of the Board of Directors of the Company (the “Committee”);

WHEREAS, Section 16.4 of the Plan provides that the Committee may amend the Plan from time to time, subject to the approval of the Company’s stockholders as required under applicable laws or regulations;

WHEREAS, the number of shares of Common Stock of the Company available for issuance under the Plan is no longer sufficient to fulfill the objectives of the Plan; and

WHEREAS, the Committee desires to further amend the Plan through this Third Amendment to increase by 500,000 the number of shares available for issuance pursuant to the Plan and make other miscellaneous, administrative and conforming changes as are necessary.

RESOLVED, that the Committee hereby amends the Plan as follows, with deletions shown as bold strikethroughs and additions shown as bold underlines:

1.  Section 1.2 of the Plan is hereby amended in its entirety as follows:

Section 1.2.Term.  The Plan was initially adopted by the Board of Directors on February 25, 2014, and became effective on May 23, 2014, the date of the approval by the Company’s stockholders. In March of 2017 the Committee approved the First Amendment to the Plan (the “First Amendment”) and on May 10, 2017, the date of approval by the Company’s stockholders, the First Amendment was effective. In March of 2019 the Committee approved the Second Amendment to the Plan (the “Second Amendment”)~~.~~ and on May 8, 2019, the date of approval by the Company’s stockholders, the Second Amendment was effective. In March of 2022 the Committee approved the Third Amendment to the Plan (the “Third Amendment”). This ~~Second~~Third Amendment will become effective upon the date of approval by the Company’s stockholders at the ~~2019~~2022 Annual Meeting of Stockholders (the “~~Second~~Third Amendment Effective Date”). If stockholder approval of this amendment is not obtained at the ~~2019~~2022  Annual Meeting of Stockholders, the Plan, as amended by the First Amendment and Second Amendment, will remain in full force and effect.

2.  Section 2.1(bb) of the Plan is hereby amended in its entirety as follows:

(bb)“Term” means the term during which new Awards may be granted under the Plan, which shall be, (i) if stockholder approval of this ~~Second~~Third Amendment is obtained at the ~~2019~~2022 Annual Meeting of Stockholders, the ~~date of such approval,~~Third Amendment Effective Date until the Plan expires on ~~May 8, 2029~~May 18, 2032, or (ii) if stockholder approval of this ~~Second~~Third Amendment is not obtained at the ~~2019~~2022 Annual Meeting of Stockholders, ~~May 23, 2014~~ May 8, 2019 until the Plan expires on ~~May 23, 2024~~May 8, 2029.

70	USA Truck

3.  Section 6.1 of the Plan is hereby amended in its entirety as follows:

Section 6.1.Available Shares.  The maximum aggregate number of shares of Common Stock which shall be available for the grant of Awards under the Plan from and after the ~~Second~~Third Amendment Effective Date (including incentive stock options) until the end of the Plan’s Term shall not exceed 500,000 shares plus such of the ~~1,000,000~~1,500,000 shares previously reserved as become available for grant pursuant to the terms of the Plan (the “Share Reserve”).  The Share Reserve shall be subject to adjustment as provided in Section 6.2.  Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock (collectively, “Terminated Shares”) shall be available again for grant under the Plan to the extent such Terminated Shares relate to Awards granted on or after the Plan effective date.  Notwithstanding anything contained in this Plan to the contrary, the following shares shall not become available for issuance under the Plan: (a) shares tendered by Participants as full or partial payment to the Company upon exercise of stock options granted under this Plan; (b) shares reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; (c) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of stock options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan; (d) shares that were reserved for issuance under the Predecessor Plan; and (e) shares that are related to Awards granted under the Predecessor Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock.  The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.  For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

4.  Section 16.4 of the Plan is hereby amended in its entirety as follows:

Section 16.4.Amendment/Termination.  The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice.  In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, without limitation, the listing requirements of the principal national securities exchange on which the Common Stock is then listed or admitted to trading. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.  No Awards shall be granted under the Plan after ~~May 8, 2029~~May 18, 2032, but Awards theretofore granted may extend beyond that date.

5.  Except as expressly amended hereby, all provisions of the Plan shall remain unmodified and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

6.  This Third Amendment shall be and hereby is incorporated in and forms a part of the Plan.

7.  This Third Amendment is contingent upon and shall have no force or effect until such time as it is approved by the stockholders of the Company.

USA Truck	71

19910 USA Trucking Proxy Card_REV8 - Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK HHH EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail REVOCABLE PROXY USA TRUCK INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 17, 2022. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. s FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED s Please mark your votes like this PROXY 1. Election of two (2) Class III directors for a term of office expiring at the 2025 Annual Meeting of Stockholders This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted “FOR” all Proposals. WITHHOLD FOR ALL ALL EXCEPT FOR The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2022 Annual Meeting of Stockholders and the annual report to stockholders for the year ended December 31, 2021. (01) Robert E. Creager (02) Alexander D. Greene INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES “FOR” THE ELECTION OF THE NAMED NOMINEES, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP, AND “FOR” THE APPROVAL OF THE THIRD AMENDMENT TO THE INCENTIVE PLAN. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. FOR AGAINST ABSTAIN 2. Advisory approval of the Company’s executive compensation. 3. Ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2022. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 4. Approval of the Third Amendment to the Incentive Plan. CONTROL NUMBER Signature Signature, if held jointly Date , 2022. (Please sign exactly as name(s) appear(s) at above. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.) X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

19910 USA Trucking Proxy Card_REV8 - Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 18, 2022. ON-LINE ANNUAL MEETING MATERIALS: https://www.cstproxy.com/usa-truck/2022 s FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED s REVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS USA TRUCK INC. 3200 Industrial Park Road, Van Buren, Arkansas 72956 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 18, 2022. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NAMED NOMINEES AND “FOR” PROPOSALS TWO, THREE AND FOUR. The stockholder of record hereby appoints ALEXANDER D. GREENE and JAMES D. REED, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of USA Truck, Inc. (the “Company”), to be held on May 18, 2022, at 9:00 a.m., Central Time (CDT) at 7240 North Interstate 35E Waxahachie, TX 75165, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. (Continued and to be marked, dated and signed, on the other side) PLEASE SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.